JEFFREY D. STERNKLAR,	GARY E. KLAUSNER (SBN 69077)
JOHN P. COOLEY, MEMBERS OF	EVE H. KARASIK (SBN 155356)
DUANE MORRIS LLP	STUTMAN, TREISTER & GLATT
SUITE 900	PROFESSIONAL CORPORATION
101 WEST BROADWAY	1901 Avenue of the Stars, 12th Floor
SAN DIEGO, CA 92101-8285	Los Angeles, CA 90067
TELEPHONE: (619) 744-2200	Telephone: (310) 228-5600
FACSIMILE: (619) 744-2201	Telecopy: (310) 228-5788

and	Reorganization Counsel for Debtor
And Debtor in Possession
SUITE 2400
100 HIGH STREET	Debtor's Mailing Address:
BOSTON, MA 02110	888 Prospect Street, Suite 210
TELEPHONE: (857) 488-4200	La Jolla, CA 92037
FACSIMILE: (857) 401-3034

Counsel for
Holdco Advisors L.P., Plan Proponent

Holdco Advisors L.P.’s Mailing Address:

22nd Floor
780 Third Avenue
New York, NY  10017

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF CALIFORNIA

In re IMPERIAL CAPITAL BANCORP, INC., Debtor. Tax Identification Number: 95-4596322	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )
Case No. 09-19431-LA11

Chapter 11

DISCLOSURE STATEMENT RE CHAPTER 11 PLAN OF REORGANIZATION PROPOSED BY HOLDCO ADVISORS L.P. AND DEBTOR IMPERIAL CAPITAL BANCORP, INC., A DELAWARE CORPORATION DATED OCTOBER 27, 2011

Disclosure Statement Hearing

Date:   December 20, 2011
Time:  2:00 p.m.
Place:  Courtroom 2
            Room 118
            Jacob Weinberger U.S. Courthouse
            325 West "F" Street
            San Diego, CA 92101-6991

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THIS DISCLOSURE STATEMENT HAS BEEN PREPARED PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(b) AND IS NOT NECESSARILY IN ACCORDANCE WITH THE FEDERAL OR STATE SECURITIES LAWS OR SIMILAR LAWS.  THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN AND CERTAIN OTHER DOCUMENTS.  THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS PROVIDED FOR THE PURPOSE OF SOLICITING ACCEPTANCES OF THE PLAN AND SHOULD NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER AND HOW TO VOTE ON THE PLAN.  THE PLAN PROPONENTS BELIEVES THAT THESE SUMMARIES ARE FAIR AND ACCURATE.

THE STATEMENTS AND INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAVE BEEN MADE AS OF THE DATE OF THIS DISCLOSURE STATEMENT UNLESS OTHERWISE SPECIFIED.  HOLDERS OF CLAIMS AND EQUITY INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH IN THIS DISCLOSURE STATEMENT SINCE THE DATE OF THIS DISCLOSURE STATEMENT.  EACH HOLDER OF A CLAIM ENTITLED TO VOTE ON THE PLAN SHOULD CAREFULLY REVIEW THE PLAN, THIS DISCLOSURE STATEMENT, AND THE PLAN SUPPLEMENT IN THEIR ENTIRETY BEFORE CASTING A BALLOT.  THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE.  ANY ENTITIES DESIRING ANY SUCH ADVICE OR ANY OTHER ADVICE SHOULD CONSULT WITH THEIR OWN ADVISORS.

NO ONE IS AUTHORIZED TO GIVE ANY INFORMATION WITH RESPECT TO THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT.  NO REPRESENTATIONS CONCERNING THE DEBTOR OR THE VALUE OF ITS PROPERTY HAVE BEEN AUTHORIZED BY THE PLAN PROPONENTS OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT AND THE DOCUMENTS ATTACHED TO THIS DISCLOSURE STATEMENT. ANY INFORMATION, REPRESENTATIONS, OR INDUCEMENTS MADE TO OBTAIN AN ACCEPTANCE OF THE PLAN THAT ARE OTHER THAN AS SET FORTH, OR INCONSISTENT WITH, THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, THE DOCUMENTS ATTACHED TO THIS DISCLOSURE STATEMENT, THE PLAN, OR THE PLAN SUPPLEMENT SHOULD NOT BE RELIED UPON BY ANY HOLDER OF A CLAIM OR EQUITY INTEREST.

WITH RESPECT TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER PENDING, THREATENED, OR POTENTIAL LITIGATION OR OTHER ACTIONS, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN THE CONTEXT OF SETTLEMENT NEGOTIATIONS PURSUANT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE

COMMISSION, NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN.

ALTHOUGH THE PLAN PROPONENTS BELIEVE THAT THE PLAN COMPLIES WITH ALL APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, THE PLAN PROPONENTS CANNOT ASSURE SUCH COMPLIANCE OR THAT THE BANKRUPTCY COURT WILL CONFIRM THE PLAN.

PLEASE REFER TO ARTICLE VIII OF THIS DISCLOSURE STATEMENT, ENTITLED “CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING,” FOR A DISCUSSION OF CERTAIN CONSIDERATIONS IN CONNECTION WITH A DECISION BY A HOLDER OF AN IMPAIRED CLAIM TO ACCEPT THE PLAN.

THE BANKRUPTCY COURT HAS SCHEDULED THE CONFIRMATION HEARING TO COMMENCE ON FEBRUARY 28, 2012, AT 2:00 P.M. PREVAILING PACIFIC TIME BEFORE THE HONORABLE LOUISE DECARL ADLER, UNITED STATES BANKRUPTCY JUDGE, IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA, LOCATED AT 325 WEST “F” STREET, SAN DIEGO, CALIFORNIA.  THE CONFIRMATION HEARING MAY BE ADJOURNED FROM TIME TO TIME BY THE BANKRUPTCY COURT WITHOUT FURTHER NOTICE EXCEPT FOR AN ANNOUNCEMENT OF THE ADJOURNED DATE MADE AT THE CONFIRMATION HEARING OR BY NOTICE OF ANY ADJOURNMENT OF THE CONFIRMATION HEARING FILED BY THE PLAN PROPONENTS.

TO BE COUNTED, THE BALLOTS UPON WHICH HOLDERS OF IMPAIRED CLAIMS ENTITLED TO VOTE SHALL CAST THEIR VOTE TO ACCEPT OR REJECT THE PLAN INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED IN ACCORDANCE WITH THE INSTRUCTIONS ON SUCH BALLOT.  SUCH BALLOTS SHOULD BE CAST IN ACCORDANCE WITH THE SOLICITATION PROCEDURES DESCRIBED IN FURTHER DETAIL IN ARTICLE X OF THIS DISCLOSURE STATEMENT AND DISCLOSURE STATEMENT ORDER AND NOTICE.  ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE SHALL BE COUNTED IN THE SOLE DISCRETION OF THE PLAN PROPONENTS.

OBJECTIONS TO CONFIRMATION OF THE PLAN MUST BE FILED AND SERVED ON OR BEFORE ________, 2012 AT 11:59 P.M. PREVAILING PACIFIC STANDARD TIME, IN ACCORDANCE WITH THE SOLICITATION PROCEDURES AND DISCLOSURE STATEMENT ORDER, WHICH ARE DESCRIBED IN FURTHER DETAIL IN ARTICLE X OF THIS DISCLOSURE STATEMENT.  UNLESS OBJECTIONS TO CONFIRMATION ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE SOLICITATION PROCEDURES AND DISCLOSURE STATEMENT ORDER, THEY MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

THIS DISCLOSURE STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A AND SECTION 21E OF THE SECURITIES ACT, AS AMENDED.  SUCH STATEMENTS MAY CONTAIN WORDS SUCH AS “MAY,” “WILL,” “MIGHT,” “EXPECT,” “BELIEVE,” “ANTICIPATE,” “COULD,” “WOULD,” “ESTIMATE,” “CONTINUE,” “PURSUE,” OR THE NEGATIVE THEREOF OR COMPARABLE TERMINOLOGY, AND MAY INCLUDE, WITHOUT LIMITATION, INFORMATION REGARDING THE PLAN PROPONENTS' EXPECTATIONS REGARDING FUTURE EVENTS.  FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN, PARTICULARLY IN LIGHT OF THE CURRENT WORLDWIDE FINANCIAL AND CREDIT CRISIS, AND ACTUAL RESULTS MAY DIFFER FROM THOSE EXPRESSED OR IMPLIED IN THIS DISCLOSURE STATEMENT AND THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.  IN PREPARING THIS DISCLOSURE STATEMENT, THE PLAN PROPONENTS RELIED ON FINANCIAL DATA DERIVED FROM THE DEBTOR’S BOOKS AND RECORDS OR THAT WAS OTHERWISE MADE AVAILABLE TO IT AT THE TIME OF SUCH PREPARATION AND ON VARIOUS ASSUMPTIONS.  WHILE THE PLAN PROPONENTS BELIEVE THAT SUCH FINANCIAL INFORMATION FAIRLY REFLECTS THE FINANCIAL CONDITION OF THE DEBTOR AS OF THE DATE HEREOF AND THAT THE ASSUMPTIONS REGARDING FUTURE EVENTS REFLECT REASONABLE BUSINESS JUDGMENTS, NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR MANAGEMENT’S ASSUMPTIONS REGARDING DISTRIBUTIONS UNDER THE PLAN.  THE PLAN PROPONENTS EXPRESSLY CAUTIONS READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM CURRENT ESTIMATES OF FUTURE PERFORMANCE ARE THE FOLLOWING:  (1) THE PLAN PROPONENTS' ABILITY TO PROSECUTE, CONFIRM, AND CONSUMMATE A PLAN WITH RESPECT TO THIS CASE; AND (2) LITIGATION OUTCOMES OF, AMONG OTHER THINGS, LITIGATION WITH THE FDIC.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS AS OF THE FILING DATE OF THIS DISCLOSURE STATEMENT AND THE PLAN PROPONENTS ARE UNDER NO OBLIGATION, AND EXPRESSLY DISCLAIM ANY OBLIGATION, TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE.

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TABLE OF CONTENTS

I.	Defined Terms		7

II.	Summary		10

	A.	Rules of Interpretation, Computation of Time, and References to Monetary Figures	11
	B.	Overview of Chapter 11	12
	C.	The Purpose and Effect of the Plan	12
	D.	Treatment of Claims and Equity Interests	13
	E.	Claims Estimates	17
	F.	Consummation	18
	G.	Certain Factors to Be Considered Prior to Voting	18
	H.	Voting and Confirmation	19

III.	Background To The Chapter 11 Case		20

	A.	The Debtor’s Business	20
	B.	Management of the Debtor	23

IV.	The Chapter 11 Case		23

	A.	Events Leading to the Chapter 11 Case and Related Postpetition Events	23
	B.	Initiation of the Chapter 11 Case	24
	C.	Initial Stages of the Chapter 11 Case	24
	D.	Other Significant Events in the Chapter 11 Case	25
	E.	Unsecured Creditors	26
	F.	Significant Events During the Chapter 11 Case	26
	G.	Exclusivity	30
	H.	Claims Bar Dates	31
	I.	The Debtor’s Financial History Since the Petition Date	31

V.	The Reorganized Debtor’s Business Plan and Valuation		31

	A.	The Reorganized Debtor’s Business Plan	31
	B.	Management of the Reorganized Debtor	32
	C.	Feasibility of the Plan	32

VI.	Summary Of The Plan		33

	A.	Administrative and Priority Claims	33
	B.	Classification and Treatment of Claims and Equity Interests	33
	C.	Means for Implementation of the Plan	37
	D.	Provisions Governing Distributions	42
	E.	Disputed Reserve	43
	F.	Tax Refund Litigation Reserve.	43
	G.	Establishment and Maintenance of Cash Election Entitlement Segregated Account	44
	H.	Disputed Claims	46
	I.	Treatment of Executory Contracts and Unexpired Leases	46

v

	J.	Conditions Precedent to Confirmation and the Effective Date	48
	K.	Discharge, Release, Injunction and Related Provisions	49
	L.	Retention of Jurisdiction	53
	M.	Miscellaneous Provisions	54

VII.	Statutory Requirements For Confirmation Of The Plan		54

	A.	The Confirmation Hearing	55
	B.	Confirmation Standards	55
	C.	Financial Feasibility	56
	D.	Best Interests of Creditors Test	56
	E.	Acceptance by Impaired Classes	58
	F.	Confirmation Without Acceptance by All Impaired Classes	58

VIII.	Certain Risk Factors To Be Considered Prior To Voting		60

	A.	Certain Bankruptcy Law Considerations	60
	B.	Risk Factors that May Affect the Recovery Available to Holders of Allowed Claims	62
	C.	Risk Factors Could Negatively Impact the Reorganized Debtor’s Business	63
	D.	Disclosure Statement Disclaimer	64

IX.	Certain United States Federal Income Tax Consequences		66

	A.	Certain United States Federal Income Tax Consequences to the Debtor	68
	B.	Certain United States Federal Income Tax Consequences to the Holders of Allowed Claims	70

X.	Voting Procedures		78

	A.	Confirmation Generally	78
	B.	Who Can Vote	78
	C.	Classes Impaired Under the Plan	79
	D.	Temporary Allowance of Disputed Claims for Voting Purposes	79
	E.	Voting	80

XI.	Plan Supplement		80

XII.	Conclusion And Recommendation		80

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I.  Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:1

1.
“382(1)(5) Exception” means an exception to the Section 182 Limitation that generally applies when so-called “qualified creditors” of a debtor in chapter 11 receive, in respect of their Claims, at least 50% of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in chapter 11) pursuant to a confirmed chapter 11 plan.

2.
“382(1)(6) Exception” means an exception to the Section 182 Limitation where the 382(l)(5) Exception is not applicable, either because the debtor does not qualify for it or the debtor otherwise elects not to utilize the 382(l)(5) Exception.

3.
“Accrued Professional Compensation” means, at any given moment, all accrued and/or unpaid fees and expenses including, without limitation, fees or expenses Allowed or awarded by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction) for legal, financial advisory, accounting and other services and reimbursement of expenses that are awardable and allowable under sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise rendered prior to the Effective Date, or thereafter in connection with, and only with (x) applications Filed pursuant to section 330 and 331 of the Bankruptcy Code and (y) motions seeking the enforcement of the provisions of the Plan or Confirmation Order, by all Professionals in the Case that the Bankruptcy Court has not denied by a Final Order, to the extent that any such fees and expenses have not previously been paid regardless of whether a fee application has been filed for any such amount. To the extent that the Bankruptcy Court or any higher court denies by a Final Order any amount of a Professional’s fees or expenses, then those amounts shall no longer be Accrued Professional Compensation.

4.	“AMT” means alternative minimum tax.
5.	“AMTI” means a corporation’s alternative minimum taxable income.
6.	“Ballot” means a ballot sent to Holders of Claims to be counted as a vote to accept or reject the Plan.
7.	"Bank" means Imperial Capital Bank.
8.
 “Capital Maintenance Claim”  means the portion of the proof of Claim filed by the FDIC that asserts an he amount of approximately $42.8 million based on a claim that the Debtor agreed to maintain the capital of the Bank.

______________________
1
All capitalized terms not defined herein have the meaning ascribed to them in the Plan.  All terms used and not otherwise defined herein that are defined in the Bankruptcy Code shall have the meanings ascribed to them in the Bankruptcy Code.

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9.	“Committee Adversary Complaint” means the Complaint for Breach of Fiduciary Duty, filed in adversary proceeding number 11-90354 (Bankr. S.D. Cal.) on July 15, 2011.
10.	“Common Stock” means common stock of the Debtor.
11.	“FDIC Claim Objection” means the Objection to Capital Maintenance Claims’ Portion of Federal Deposit Insurance Corporation’s Proof of Claim filed by the Debtor on July 29, 2010 [Docket No. 228].
12.
“FDIC Standstill Order” means the order entered by the United States District Court for the Southern District of California on November 24, 2010, styled as the Order Approving Joint Motion for Standstill Agreement Among Imperial Capital Bancorp, Inc.; The Federal Deposit Insurance Corporation, as Receiver; and the Official Committee of Unsecured Creditors to Stay Certain Pending Litigation.

13.
"FDIC Tax Refund Cause of Action" means the Complaint (I) Seeking a Declaratory Judgment Regarding the Ownership of Tax Refunds; and (II) for Actual and Punitive Damages and for an Injunction for Violation of the Automatic Stay filed by the Debtor against the FDIC and pending in the District Court for the Southern District of California, Case No. 10-cv-1991-LAB(WMc).

14.
“Interim Compensation Motion” the Motion for Order Pursuant to 11 U.S.C. § 105 and 331 Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals filed by the Debtor on May 6, 2010 [Docket No. 154].

15.	“IRS” means the Internal Revenue Service.
16.	“NYSE” means the New York Stock Exchange.
17.	“Permission Motion” means the motion filed on July 15, 2011 by the Committee, styled as Motion for Permission to Investigate and Bring Claims on Behalf of the Bankruptcy Estate [Docket No. 516].
18.	“Pre-Change Losses” means the amount of NOLs and built-in losses of a corporation prior to an “ownership change” within the meaning of Section 382 of the Internal Revenue Code.
19.
“Professionals” means those Persons (a) employed in the Case under sections 327 or 1103 of the Code, and (b) entitled, under sections 330, 503(b), 506(b), or 507(a)(1) of the Code, to seek compensation for legal, accounting or other professional services and the costs and expenses related to such services from the Debtor or the Estate.

20.	“Rabbi Trust Agreement” means the Imperial Capital Bancorp Rabbi Trust Agreement Amended and Restated Effective January 1, 2005.
21.	“Rabbi Trust” means the trust created by the Rabbi Trust Agreement.
22.	“Rabbi Trust Complaint” means the Complaint filed by the Debtors against Union Bank.

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23.
“Rabbi Trust Defendants” means the individual defendants named in the Rabbi Trust Complaint, including, Brian Benson, Timothy Doyle, George Haligowski, Thom Hobbs, David Hunt, Charles Kohl, Rosemary Lennon, Lyle Lodwick, Phillip Lombardi, and Scott Wallace.

24.	“Receivership Claim” means the Proof of Claim filed by the Debtor in the FDIC’s receivership action on March 24, 2010.
25.
“Receivership Complaint” means the Debtor’s "Complaint (I) To Avoid and Recover Transfers Pursuant to Sections 547, 548, and 550 of the Bankruptcy Code; (II) For a Declaratory Judgment That Certain Insurance Policies are Property of the Estate; (III) For Indemnification, Contribution, and Reimbursement; (IV) For Damages for Breach of Expense Sharing Agreement; (V) For Reimbursement of Amounts Paid to Employees Under Benefit Plans; (VI) For a Judgment For All Amounts Due; and (VII) For a Declaratory Judgment For Claims Against the Receivership and Deeming Void the FDIC-R's Disallowance of the Receivership Claims” filed against the FDIC on October 5, 2010 in the District Court for the Southern District of California.

26.
“Representatives” means, with regard to an Entity or the Committee, officers, directors, members, employees, advisors, attorneys, professionals, accountants, investment bankers, financial advisors, consultants, agents and other representatives (including their respective officers, directors, employees, members and professionals).

27.
“Resolution Event” means, with respect to a Disputed Claim, any one of the following events:  (a) an order by the Bankruptcy Court is entered allowing such Disputed Claim pursuant to section 502(b) of the Bankruptcy Code, after notice and a hearing; (b) an order by the Bankruptcy Court is entered temporarily allowing such Disputed Claim for voting purposes only pursuant to Bankruptcy Rule 3018(a), after notice and a hearing; (c) a stipulation or other agreement is executed between the Holder of the Disputed Claim and the Debtor resolving the objection to the Disputed Claim and allowing the Disputed Claim in an agreed upon amount; or (d) the pending objection to the Disputed Claim voluntarily is withdrawn by the Debtor.

28.	“Section 382 Limitation” means the limitation of Pre-Change Losses determined under Section 382 of the Internal Revenue Code in the case of an “ownership change.”
29.
“Solicitation Agent” means Epiq Bankruptcy Solutions, LLC, or such other Entity appointed by the Court, which shall oversee the Plan voting process and tabulate the votes accepting or rejecting the Plan.

30.	“Solicitation Package” means those certain documents, as described in Article X.C herein, to be sent to Holders of Claims in Voting Classes.
31.	“Solicitation Procedures” means the Debtor’s solicitation and voting procedures, attached as Exhibit 1 to and/or included in the Disclosure Statement Order.

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32.	“Treasury Regulations” means the United States Department of Treasury regulations promulgated under the Internal Revenue Code.
33.	“Union Bank” means Union Bank of California, N.A.
34.	"Voting Classes" means Classes of Claims, the Holders of which are entitled to vote to accept or reject the Plan.
35.	“Voting Deadline” means that date and time set forth in the Disclosure Statement Order by which the Solicitation Agent must receive Ballots from Holders of Allowed Claims in Voting Classes.
36.	“Voting Record Date” means that date set forth in the Disclosure Statement Order for determining which Holders of Claims and Equity Interests are entitled to vote to accept or reject the Plan.

II.  Summary

The following summary of this Disclosure Statement is qualified in its entirety by the more detailed information contained in the Plan and elsewhere in this Disclosure Statement.

The Debtor is a Delaware corporation and a public reporting company under the Securities Exchange Act of 1934.  Prior to the Petition Date, the Debtor was a bank holding company registered under the Bank Holding Company Act of 1956.  The Debtor’s wholly-owned California -chartered banking subsidiary, Imperial Capital Bank, was primarily focused on originating and purchasing real estate loans secured by income producing properties for retention in their loan portfolio, originating entertainment finance loans, and accepting customer deposits through certificates of deposit, money market, passbook, and demand deposit accounts.

On December 18, 2009, the Debtor commenced its Case.  The Debtor is operating its business as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  No trustee has been appointed in this Case.

On April 15, 2011, the Debtor filed the Chapter 11 Liquidating Plan of Reorganization for Debtor Imperial Capital Bancorp., Inc., a Delaware Corporation, dated October 4, 2010 [Docket No. 347], which proposed an orderly liquidation of the Debtor’s estate.  On April 15, 2011, the Debtor filed an amended version of this liquidating plan [Docket No. 448], and on June 9, 2011, the Bankruptcy Court approved the disclosure statement for this liquidating plan.  The Debtor’s creditors, however, overwhelmingly voted to reject this proposed plan of liquidation.

After the creditors’ rejection of the proposed plan of liquidation, the Debtor engaged in negotiations with Holdco, on behalf of itself as a holder of a substantial portion of TOPrS Unsecured Claims, and on behalf of certain other holders of TOPrS Unsecured Claims.  With the input of these key economic stakeholders, the Debtor and Holdco developed the Plan.  The central component of the Plan is the conversion of TOPrS Unsecured Claims into equity in the Reorganized Debtor, with the option for each holder of TOPrS Unsecured Claims to receive instead a “cash out” right of payment and/or a security that results in cash from certain of the Debtor’s assets, including Cash held by the Debtor as of the Effective Date.

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The Plan Proponents now submit this Disclosure Statement, pursuant to section 1125 of the Bankruptcy Code, to holders of Claims against and Equity Interests in the Debtor in connection with the solicitation of votes to accept or reject the Plan and the Confirmation Hearing, which is scheduled for February 28, 2012 at 2:00 p.m., prevailing Pacific Standard time.  A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference.

A.	Rules of Interpretation, Computation of Time, and References to Monetary Figures

1.	Rules of Interpretation

For purposes of this Disclosure Statement: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference in this Disclosure Statement to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference in this Disclosure Statement to an existing document, schedule, or exhibit, whether or not filed, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) any reference to an Entity as a holder of a Claim or Equity Interest includes that Entity’s successors and assigns; (e) unless otherwise specified, all references in this Disclosure Statement to Articles are references to Articles of this Disclosure Statement; (f) unless otherwise specified, all references in this Disclosure Statement to exhibits are references to exhibits in the Plan Supplement; (g) the words “herein,” “hereof,” and “hereto” refer to this Disclosure Statement in its entirety rather than to a particular portion of this Disclosure Statement; (h) subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (i) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Disclosure Statement; (j) unless otherwise set forth in this Disclosure Statement, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (k) any term used in capitalized form in this Disclosure Statement that is not otherwise defined herein in the Plan but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (l) all references to docket numbers of documents Filed in the Case are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; and (m) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, as applicable to the Case, unless otherwise stated.

In computing any period of time prescribed or allowed, the provisions of Bankruptcy Rule 9006(a) shall apply.  If the date on which a transaction may occur pursuant to this Disclosure Statement shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

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2.	Reference to Monetary Figures

All references in this Disclosure Statement to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

B.	Overview of Chapter 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for similarly situated holders of claims and equity interests, subject to the priority of distributions prescribed by the Bankruptcy Code.

The commencement of a Case creates an estate that comprises all of the legal and equitable interests of the debtor as of the commencement of the chapter 11 case.  The Bankruptcy Code provides that a debtor may continue to operate its business and remain in possession of its property as a debtor in possession.

As a result of various factors described more fully herein, the Plan Proponents have determined that the Plan is in the best interests of the Debtor’s creditors.

Prior to soliciting acceptances of a proposed chapter 11 plan, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the chapter 11 plan.  This Disclosure Statement is being submitted in accordance with the requirements of section 1125 of the Bankruptcy Code.

C.	The Purpose and Effect of the Plan

The Plan provides for the reorganization of the Debtor and for Holders of certain Allowed Claims to receive equity in the Reorganized Debtor, with the option for each Holder of General Unsecured Claims to receive instead a “cash out” right of payment and/or a security that results in cash from certain of the Debtor’s assets, including Cash held by the Debtor as of the Effective Date.  In order to effectuate the Distributions, the Plan provides that all of the assets of the Debtor’s Estate (including Causes of Action not expressly released under the Plan) shall vest in the Reorganized Debtor.2 The Reorganized Debtor shall continue to operate the Debtor’s business as a going concern in the real estate and financial services sectors, and will pursue litigation, including litigation with the FDIC, and make Distributions under the Plan.  The New Board shall be appointed as of the Effective Date and shall be responsible for implementing the Plan and operating the business of the Reorganized Debtor.

The Plan Proponents believe that the Plan maximizes recoveries for Holders of Allowed Claims and strongly recommends that you vote to accept the Plan (if you are entitled to vote).  The Plan Proponents believe that any alternative to confirmation of the Plan, such as a

__________________________
2
As described further in the Plan, this Disclosure Statement shall refer to Imperial Capital Bancorp, Inc. as the Debtor for time periods prior to the Effective Date and as the Reorganized Debtor for any time period on or after the Effective Date.

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conversion of the Case to a case under chapter 7 of the Bankruptcy Code would result in significant delay, litigation, and additional costs, and, ultimately, would lower the recoveries for all Holders of Allowed Claims.

D.	Treatment of Claims and Equity Interests

1.	Classification
The Plan divides all Claims, other than Administrative Claims, and Priority Tax Claims, and all Equity Interests into various Classes.  Listed below is a summary of the Classes of Claims and Equity Interests under the Plan.

Class	Claim	Status	Voting Rights
1	Secured Claims	Unimpaired	No (conclusively presumed to accept)
2	Non-FDIC Priority Claims	Unimpaired	No (conclusively presumed to accept)
3	FDIC Priority Claims	Unimpaired	No (conclusively presumed to accept)
4	TOPrS Unsecured Claims	Impaired	Yes
5	FDIC Non-Priority Claims	Impaired	Yes
6	Other Unsecured Claims	Impaired	Yes
7	Convenience Claims	Unimpaired	No (conclusively presumed to accept)
8	Equity Interests	Impaired	No (conclusively presumed to reject)

The following tables summarize the Classes of Claims and Equity Interests under the Plan, as well as the treatment of such Classes.  To the extent that any inconsistency exists between the summaries contained in this Disclosure Statement and the information set forth in the Plan, the Plan shall govern.  The ranges of recoveries listed below are based on various assumptions, including assumptions regarding asset realization, the total amount of the Allowed General Unsecured Claims, FDIC Priority Claims, Administrative Claims, Non-FDIC Priority Claims, Priority Tax Claims and assumptions concerning the costs to operate the Reorganized Debtor’s business and pursue certain litigation.

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2.	Unclassified Claims

Claim	Plan Treatment	Projected Recovery Under the Plan
Administrative Claims	Paid in full in Cash	100.0%
Priority Tax Claims	Paid in full in Cash	100.0%

3.	Summary of Classification, Treatment, and Projected Recoveries of Classified Claims and Equity Interests

The classification, treatment, and the projected recoveries of classified Claims and Equity Interests under the Plan are described in summary form below for illustrative purposes only and are subject to the more detailed and complete descriptions contained in Article III of the Plan.

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Class	Claim/ Equity Interest	Plan Treatment of Class	Projected Recovery Under the Plan[3]
1	Secured Claims	At the sole option of the Plan Proponents, (i) paid in full in Cash, (ii) receive the collateral securing its Allowed Secured Claim, plus post-petition interest, or (iii) receive other treatment rendering such Secured Claim Unimpaired.	100%
2	Non-FDIC Priority Claims	Each Holder shall receive cash equal to the full amount of its Claim, unless the Holder otherwise agrees to less favorable treatment.	100%
3	FDIC Priority Claims	Each Holder of an Allowed FDIC Priority Claims shall receive all Net Free Cash as such Net Free Cash is available until such Allowed FDIC Priority Claim is paid in full.	N/A

______________________
3  Estimated gross proceeds available from the monetization of assets include Cash ($10.4 million) and Federal tax refunds (between $0 and $29 million), less estimated costs to monetize such assets ($3 million).  The high end of the recovery range assumes that the Debtor receives the full amount of its income tax refund claims comprising $11.2 million for 2008 loss carrybacks and $18 million for 2009 loss carrybacks and it is further assumed that the FDIC will have an unsecured claim for all of the 2008 refund and half of the 2009 refund, totaling $29.2 million.  The high end does not contain any estimate of the value attributable to the Debtor’s post-confirmation operations, however.  The low end of the recovery range assumes the Debtor receives no tax refund.   As with any assumption regarding litigation, the ultimate outcome of the tax refund litigation is uncertain and the Debtor’s recoveries on the disputed tax refunds may be materially different than those set forth in this chart.  The tax refund litigation is discussed in additional detail in Article IV.F.2.

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4	TOPrS Unsecured Claims
Each Holder of an Allowed TOPrS Unsecured Claim shall receive its Pro Rata Distribution of the New Series A Common Stock or, if it so elects, such Holder shall receive the Cash Election Entitlement.  Notwithstanding anything to the contrary in this Plan, at Holdco’s election in its sole and absolute discretion, any holder of an Allowed Class 4 Claim who may not be a holder of New Class A Common Stock consistently with an exemption under the Investment Company Act that Holdco elects to use pursuant to section V.E.2 of the Plan may be deemed to have elected the Cash Election Entitlement.

If Holders of Allowed Class 4 Claims elect the Cash Election Entitlement, they will receive 10 to 40%.  If Holders of Allowed Class 4 Claims do not make the election, they will receive the New Series A Common Stock and their recovery will depend on the success of the Reorganization Debtor's business and operations.

5	FDIC Non-Priority Claims
Each Holder of an Allowed Class 5 Claim shall receive its Pro Rata Distribution of the New Series A Common Stock or, if it so elects, such Holder shall receive the Cash Election Entitlement.  Notwithstanding anything to the contrary in this Plan, at Holdco’s election in its sole and absolute discretion, any holder of an Allowed Class 5 Claim who may not be a holder of New Class A Common Stock consistently with an exemption under the Investment Company Act that Holdco elects to use pursuant to section V.E.2 of the Plan may be deemed to have elected the Cash Election Entitlement.

If Holders of Allowed Class 5 Claims elect the Cash Election Entitlement, they will receive 10 to 40%.  If Holders of Allowed Class 5 Claims do not make the election, they will receive the New Series A Common Stock and their recovery will depend on the success of the Reorganization Debtor's business and operations

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6	Other Unsecured Claims
Each Holder of an Allowed Class 6 Claim shall receive its Pro Rata Distribution of the New Series A Common Stock or, if it so elects, such Holder shall receive the Cash Election Entitlement.  Notwithstanding anything to the contrary in this Plan, at Holdco’s election in its sole and absolute discretion, any holder of an Allowed Class 6 Claim who may not be a holder of New Class A Common Stock consistently with an exemption under the Investment Company Act that Holdco elects to use pursuant to section V.E.2 of the Plan may be deemed to have elected the Cash Election Entitlement.

If Holders of Allowed Class 6 Claims elect the Cash Election Entitlement, they will receive 10 to 40%.  If Holders of Allowed Class 6 Claims do not make the election, they will receive the New Series A Common Stock and their recovery will depend on the success of the Reorganization Debtor's business and operations

7	Convenience Claims	Each Holder of an Allowed Convenience Claim shall receive cash equal to the full amount of its Claim, unless the Holder otherwise agrees to less favorable treatment.	100%
8	Equity Interests	Deemed canceled	N/A

E.	Claims Estimates

As of October 25, 2011, approximately 45 Proofs of Claim had been filed against the Debtor.  The total amount of Unsecured Claims asserted against the Debtor, not including the FDIC Claims, was $103,943,229.59, which consists primarily of Claims asserted by The Bank of New York Mellon f/k/a The Bank of New York  ("BNY Mellon") and U.S. Bank National Association ("U.S. Bank"), each in their capacity as indenture trustees for the TOPrS.  BNY Mellon filed one proof of Claim totaling $31,841,833.78, while U.S. Bank filed three proofs of Claim totaling $60,975,312.98.  The Debtor believes that some of the Filed proofs of Claim are invalid, untimely, duplicative, or overstated, and therefore the Debtor is in the process of determining which proofs of Claim represent valid Claims against the Debtor and to which proofs of Claim the Debtor should object.

On June 15, 2010, the FDIC filed its $88.9 million proof of Claim asserting, among other things: (i) an unsecured claim in the amount of approximately $11.5 million based on:  (a) approximately $4.5 million in insurance proceeds and premium refund claims; and (b) approximately $7 million in funds relating to the Rabbi Trust; (ii) a $48.2 million Administrative Claim pursuant to section 365(o) of the Bankruptcy Code (relating to an alleged failure to

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immediately cure a deficit under the Debtor’s capital maintenance commitments to a Federal depository institutions regulatory agency), or in the alternative, to priority status pursuant to section 507(a)(9) of the Bankruptcy Code; (iii) turnover of tax refunds totaling approximately $29.2 million or an unsecured claim for that amount if the Debtor succeeds in the FDIC Tax Refund Cause of Action; (iv) unliquidated claims on behalf of the Bank against the Debtor for (a) intercompany charges; (b) amounts in certain of the Debtor’s deposit funds; (c) potential fraudulent transfers made by the Bank; (d) entitlement to all insurance proceeds paid in connection with a covered loss suffered by the Bank or insured wrongful acts that caused harm in any respect to the Bank; (e) ownership of certain unearned insurance premiums for which the Bank was the source of the premium payments; (f) ownership of all payments made to the Debtor in connection with a filed proof of loss to the extent that such loss is attributable to a loss suffered by the Bank; and (g) claims for indemnity or contribution, to the extent the Bank is entitled to assert such claims against the Debtor, with respect to any pending or future litigation in which the Bank or FDIC is named a defendant.

On July 29, 2010, the Debtor filed the FDIC Claim Objection in which the Debtor demonstrates, among other things, that the Debtor never made any commitment to any regulatory agency to maintain the capital of the Bank, and that the Capital Maintenance Claim should be disallowed.  Should the Debtor ultimately be unsuccessful in defeating the Capital Maintenance Claim, it is likely that the Debtor will be unable to satisfy the Capital Maintenance Claims in full pursuant to sections 365(o) and 507(a)(9) of the Bankruptcy Code.  The FDIC filed a motion to withdraw the reference of the FDIC Claim Objection to the District Court and on October 14, 2011, the District Court issued an order which, among other things, refused to withdraw the reference as to the FDIC’s Capital Maintenance Claim, finding that neither mandatory nor permissive withdrawal were appropriate as to this issue.  The Debtor is seeking to obtain a hearing date on the FDIC Claim Objection for a date in December 2011.

The California Franchise Tax Board (the "FTB”) filed a $4.4 million priority proof of claim and an approximately $40,000 unsecured claim in the Debtor’s case.  On July 13, 2011, the FTB filed an amended proof of claim in the amount of approximately $1.38 million, which represents a decrease of over $3 million.  The Debtor and FTB have conferred about a further potential decrease in the amount of the FTB's claim, and the Debtor has commenced the process of preparing a draft objection to the remainder of the FTB Claim.

F.	Consummation

Following Confirmation, the Plan will be consummated on the Effective Date, which is the date that is the first Business Day after the Confirmation Date on which no stay of the Confirmation Order is in effect and all conditions to the occurrence of the Effective Date have been satisfied or waived.  Distributions to be made under the Plan will be made on or as soon as reasonably practicable after the Effective Date in accordance with the Plan.

G.	Certain Factors to Be Considered Prior to Voting

Prior to voting to accept or reject the Plan, each Holder in a voting Class should carefully consider all of the information in this Disclosure Statement, especially the risk factors described in Article VIII.

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H.	Voting and Confirmation

Holders of Claims in Classes 1, 2, 3 and 7 are Unimpaired and are conclusively presumed to accept the Plan.  Holders of Equity Interests in Class 8 are wholly impaired and are also conclusively presumed to reject the Plan.  Accordingly, Holders of Claims or Equity Interests in Classes 1, 2, 3, 7 and 8 are not entitled to vote on the Plan, and the vote of such Holders of Claims and Equity Interests shall not be solicited.  Only Holders of Claims in Classes 4, 5 and 6 are entitled to vote to either accept or reject the Plan.

Pursuant to sections 1126(c) and 1126(d) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan.

Assuming the requisite acceptances are obtained, the Plan Proponents intend to seek confirmation at the Confirmation Hearing scheduled to commence on February 20, 2012, at 2:00 p.m., prevailing Pacific Standard time, before the Bankruptcy Court.  Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of confirmation by acceptance of the Plan by an Impaired Class of Claims.  The Plan Proponents shall seek confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code because Class 8, Equity Interests of the Debtor, is deemed to reject the Plan.  The Plan Proponents also reserve the right to modify the Plan and seek confirmation consistent with the Bankruptcy Code.

The Bankruptcy Court has established ________, 2011 as the Voting Record Date for determining which Holders of Claims are eligible to vote to accept or reject the Plan.  Ballots, along with this Disclosure Statement, the Plan, and the Disclosure Statement Order, will be mailed to all registered Holders of Claims as of the Voting Record Date that are entitled to vote to accept or reject the Plan.  An appropriate return envelope, postage prepaid, will be included with each Ballot, if appropriate.

The Debtor has engaged the Solicitation Agent to assist in the voting process.  The Solicitation Agent will answer questions regarding the procedures and requirements for voting to accept or reject the Plan and for objecting to the Plan, provide additional copies of all materials, and oversee the voting tabulation.

BALLOTS CAST BY HOLDERS OF CLAIMS IN CLASSES ENTITLED TO VOTE MUST BE RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE, WHETHER BY FIRST CLASS MAIL, OVERNIGHT COURIER, OR PERSONAL DELIVERY.  THE BALLOTS AND THE PRE-ADDRESSED, POSTAGE PRE-PAID ENVELOPES ACCOMPANYING THE BALLOTS WILL INDICATE WHETHER THE BALLOT MUST BE RETURNED TO THE SOLICITATION AGENT.  THE ADDRESS FOR BALLOTS RETURNABLE TO THE SOLICITATION AGENT, OTHER THAN BALLOTS SENT VIA OVERNIGHT MAIL OR BY HAND DELIVERY, IS:  IMPERIAL CAPITAL BANCORP BALLOT PROCESSING, c/o EPIQ BANKRUPTCY SOLUTIONS, LLC, 757 THIRD AVENUE, 3RD FLOOR, NEW YORK, NY 10017.

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FOR ANSWERS TO ANY QUESTIONS REGARDING SOLICITATION PROCEDURES, PARTIES MAY CALL THE SOLICITATION AGENT AT (646) 282-2400.

TO BE COUNTED, THE BALLOTS CAST BY HOLDERS INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY THE SOLICITATION AGENT NO LATER THAN THE VOTING DEADLINE.  SUCH BALLOTS SHOULD BE CAST IN ACCORDANCE WITH THE SOLICITATION PROCEDURES DESCRIBED IN FURTHER DETAIL IN ARTICLE X OF THIS DISCLOSURE STATEMENT AND THE DISCLOSURE STATEMENT ORDER.  ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE SHALL BE COUNTED IN THE SOLE DISCRETION OF THE DEBTOR.

To obtain an additional copy of the Plan, this Disclosure Statement, the Plan Supplement, or other Solicitation Package materials (except Ballots), please refer to the docket for this case, available at the Court’s website, http://www.casb.uscourts.gov/ or request a copy from the Solicitation Agent (including Ballots), either by calling (646) 282-2400 or by writing to Imperial Capital Bancorp Ballot Processing, c/o Epiq Bankruptcy Solutions, LLC, 757 Third Avenue, 3rd Floor, New York, NY 10017.

THE PLAN PROPONENTS BELIEVE THAT THE PLAN IS IN THE BEST INTEREST OF ALL HOLDERS OF CLAIMS AND RECOMMENDS THAT ALL SUCH HOLDERS WHOSE VOTES ARE BEING SOLICITED VOTE TO ACCEPT THE PLAN.

III.  Background To The Chapter 11 Case

The following is a general summary of the Debtor’s business and history prior to filing this Case.

A.	The Debtor’s Business

1.	Summary of the Debtor’s Business

Prior to the Petition Date, the Debtor was a bank holding company registered under the Bank Holding Company Act of 1956.  The Debtor’s wholly-owned California - chartered depository institution, Imperial Capital Bank, primarily focused on originating and purchasing real estate loans secured by income producing properties for retention in their loan portfolio, originating entertainment finance loans, and accepting customer deposits through certificates of deposit, money market, passbook, and demand deposit accounts, which accounts were insured up to applicable federal limits by the FDIC.  The Bank was closed by its regulators on December 18, 2009 and the FDIC was appointed as the Bank’s receiver.

Since the closure of the Bank, the Debtor has continued to operate.  The Debtor’s activities since the Petition Date have included among other things:  (a) ongoing investment in ITLA Mortgage Loan Securitization 2002-1, LLC; (b) evaluating prospective business plans for monetizing the net operating losses of the Debtor and engaging in discussions and negotiations with the Debtor’s creditors, other stakeholders, and potential investors; (c) complying with

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securities law reporting requirements; and (d) pursuing certain tax refunds the Debtor believes are property of the Estate.

2.	Capital Structure

As of the Petition Date, the Bank had total assets of $4.4 billion.  Due to the closure of the Bank, the Debtor’s investment in the Bank has become effectively worthless.  The Debtor’s prepetition capital structure included:  (a) 5.2 million shares of Common Stock; and (b) TOPrS.  The holders of the Debtor’s TOPrS are one of the Debtor’s major group of creditors.  TOPrS had been a preferred method for certain bank holding companies, such as the Debtor, to raise capital.

As of the Petition Date, the Debtor had approximately $39.4 million in assets (including approximately $29.2 million in disputed tax refunds for the tax years 2008 and 2009) and $101.9 million in liabilities measured by book value.

3.	TOPrS

In all, between September 2000 and December 2002, the Debtor created five unconsolidated subsidiary trusts, each of which issued securities to investors and then used the proceeds of the issuance to purchase TOPrS Indentures from the Debtor with terms essentially identical to the TOPrS.  The TOPrS Debentures were structured as both fixed and floating rate junior subordinated notes on the Debtor’s balance sheets.  The investors received quarterly dividend payments and the promise that their principal would be repaid.

As of the Petition Date, the Debtor’s balance sheet reflected a total of $93.8 million in TOPrS Debentures which included the original issuance of approximately $84 million of principal as well as approximately $9.8 million of deferred interest payments related to the TOPrS Debentures.

The filing of the Case by the Debtor constituted an event of default under the various governing documents relating to the TOPrS.  The governing documents of the TOPrS Trusts are the TOPrS Trust Indentures, the TOPrS Trust Guarantees, and the TOPrS Indentures.  Under the TOPrS Indentures, upon an event of default, each TOPrS Indenture Trustee is empowered to institute actions against the Debtor for payment of amounts due under the TOPrS Debentures and, in the event of a pending bankruptcy or reorganization proceeding of the Debtor, each TOPrS Indenture Trustee is entitled to intervene in the Case by filing proofs of Claim and taking certain other actions; however, the TOPrS Indenture Trustees are not authorized to consent to, accept, adopt or vote with respect to any chapter 11 plan of the Debtor on behalf of the TOPrS Trusts.

The governing documents provide the TOPrS Indenture Trustees with the general authority to manage the TOPrS Trusts and to act on behalf of the TOPrS Trusts.  The TOPrS Indenture Trustees hold legal title to the TOPrS Debentures, collect payments on the TOPrS Debentures, distribute payments received on the TOPrS Debentures and have the authority to take any other incidental actions.  Each TOPrS Trust issued one series of TOPrS to third party investors, and one series of common securities to the Debtor.  In general, the holders of the

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majority of the outstanding preferred securities of a TOPrS Trust may direct the trustee to exercise any remedy with respect to the TOPrS Debentures.

The Debtor has also executed the TOPrS Trust Guarantees, which taken together with the Debtor’s obligations under the TOPrS Indentures and governing documents, provides a full and unconditional guarantee of the amounts due under the TOPrS.

4.	D&O Insurance Policies

National Union Fire Insurance Company issued the D&O Policy to the Debtor that went into effect on November 1, 2009.  Pursuant to the D&O Policy, the Debtor, in exchange for paying a premium, obtained insurance benefits for itself (for indemnification claims) as well as its officers and directors relating to claims that might arise during the policy period in the operation of the Debtor’s business.

On July 15, 2011, the Committee filed the Permission Motion, styled as Motion for Permission to Investigate and Bring Claims on Behalf of the Bankruptcy Estate [Docket No. 516], seeking to investigate, bring, and maintain any and all claims held by the Debtor and its estate against the Debtor’s directors and officers.  That same day, the Committee filed the Committee Adversary Complaint, styled as a Complaint for Breach of Fiduciary Duty, commencing adversary proceeding number 11-90354.  The Committee Adversary Complaint names as defendants each of the Debtor’s directors, specifically, Norval L. Bruce, Timothy M. Doyle, George W. Haligowski, Phillip E. Lombardi, Lyle C. Lodwick, Jeffrey L. Lipscomb, Sandor X. Mayuga, Hirotaka Oribe, Robert R. Reed, Scott Wallace, and certain other unnamed defendants.  The Committee Adversary Complaint seeks damages for breaches of fiduciary duties, including the duties of loyalty, care, good faith and oversight, owed to the Debtor and its stakeholders, including its creditors in connection with the Defendants’ approval and implementation of various practices before the Petition Date, including the purchase of mortgage-backed securities.  On August 15, 2011, the defendants listed in the Committee Adversary Complaint filed The Directors and Officers’ Opposition to the Official Committee of Unsecured Creditors of Imperial Capital Bancorp, Inc.’s Motion for Permission to Investigate and Bring Claims on Behalf of the Bankruptcy Estate, opposing the Permission Motion.  On August 12, 2011, the FDIC filed the Response by the Federal Deposit Insurance Corporation, as Receiver for Imperial Capital Bank to Motion for Permission to Investigate and Bring Claims on Behalf of Bankruptcy Estate [Docket No. 547], expressing the FDIC’s opposition to the Permission Motion. The FDIC has alleged that it’s the owner of the D&O Policy and that it is exclusively entitled to the proceeds of such D&O Policy. On October 6, 2011, the Court entered an order granting the Permission Motion [Docket No. 610].

As of the filing of this Disclosure Statement, no defendant has filed a response to the Committee Adversary Complaint.  As of the Effective Date, all Claims in the Committee Adversary Complaint will revert to the Reorganized Debtor and the Committee will be disbanded.  The Reorganized Debtor will substitute as a plaintiff for the Committee with respect to such Claims.

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B.	Management of the Debtor

1.	Directors, Executive Officers, and Corporate Governance

As of the filing of this Disclosure Statement, the Debtor’s Board of Directors consists of Norval L. Bruce, George W. Haligowski, Sandor X. Mayuga, Hirotaka Oribe, and Robert R. Reed.  Anthony Rusnak is Chief Operating Officer, General Counsel, and Secretary for the Debtor.

IV.  The Chapter 11 Case

The following is a general summary of the Case, including the events leading up to the chapter 11 filing, the stabilization of the Debtor’s operations following the Petition Date, certain administrative matters addressed during the Case, and the Debtor’s restructuring initiatives since the Petition Date.

A.	Events Leading to the Chapter 11 Case and Related Postpetition Events

As discussed above, the Bank was primarily focused on originating and purchasing real estate loans secured by income producing properties for retention in its loan portfolio, originating entertainment finance loans, and accepting customer deposits through certificates of deposit, money market, passbook, and demand deposit accounts.  The Bank was severely impacted by the collapse of the real estate market in 2008 and 2009.  The continued weakening of the housing and credit markets and of the general economy contributed to increased levels of nonperforming assets, charge-offs, and credit loss reserves.

As a result of these escalating problems related to the Bank’s loan portfolio and financial condition, on the Petition Date, the California Department of Financial Institutions closed the Bank and the FDIC was appointed as receiver of the Bank.  On the Petition Date, the FDIC  took possession of the premises shared by both the Bank and the Debtor at 888 Prospect Street, La Jolla, California.  The FDIC took possession of books, records, documents, and personal property without regard to the differentiation between the assets and property of the Debtor and those of the Bank in the shared premises.  Among other things, the FDIC seized the Debtor’s hard drive containing essential financial information and records.  To protect the Bank’s depositors, the FDIC consummated a sale of certain of the Bank’s assets and liabilities to City National Bank.  To the extent the Debtor was able to preserve assets and information from the FDIC at the time of the seizure, the Debtor and FDIC eventually entered into an arrangement under which the FDIC was given access to these additional materials. Thereafter, the FDIC conducted an on-site inspection, while at the same time the Debtor preserved all attorney-client and other privileges to the Debtor.  Additionally, the FDIC was obligated  to return materials, including the Debtor’s hard drive, which contained certain information, including financial information of the Debtor, which had been taken during the seizure.

On December 29, 2008, trading in the Debtor’s Common Stock on the NYSE was suspended due to the Debtor’s failure to meet the NYSE’s minimum global market capitalization thresholds.  As of the Petition Date, the Debtor’s Common Stock was trading on the Pink Sheets

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under the symbol “IMPC.”  The Debtor estimates that there are 76 holders of record of the Debtor’s common stock, which represent an estimated 1,268 beneficial shareholders with a total of 5,248,760 shares outstanding.

B.	Initiation of the Chapter 11 Case

On the Petition Date, the Debtor filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code.  The Debtor continues to operate its business as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  No trustee or examiner has been appointed in the Case.

C.	Initial Stages of the Chapter 11 Case

On the Petition Date, in addition to the voluntary petition for relief filed by the Debtor under chapter 11 of the Bankruptcy Code, the Debtor also filed a number of first day motions with the Bankruptcy Court.  The Bankruptcy Court entered several orders approving the first day motions that, among other things:  (1) protected the Debtor’s estate; (2) eased the strain on the Debtor’s relationships with certain essential constituents; and (3) allowed the Debtor to retain certain advisors necessary to assist the Debtor with the administration of the Case.

1.	Procedural Motions

To facilitate a smooth and efficient administration of the Case and to reduce the administrative burden associated therewith, on the Petition Date, the Debtor filed three emergency motions with the Bankruptcy Court: (1) the Motion for an Order Limiting the Scope of Notice, (2) the Motion for Continuance of Utility Service and Approval of Adequate Assurance of Payment to Utility Companies, and (3) the Motion for Order Extending Time to File Schedules and Statements.   The Bankruptcy Court Entered orders approving each of these motions.  On January 21, 2010, the Debtor filed its Schedules with the Bankruptcy Court and, after obtaining access to its books and records, the Debtor filed amendments to the Schedules on February 23, 2010 and March 1, 2010.

2.	Employment and Compensation of Professionals

To assist the Debtor in carrying out its duties as a debtor in possession and to otherwise represent the Debtor’s interests in the Case, the Bankruptcy Court entered orders authorizing the Debtor to retain and employ:  (a) Ernst & Young, LLP as Tax Services Provider [Docket No. 135]; (b) Squar, Milner, Peterson, Miranda & Williamson LLP, as accountants [Docket No. 69]; (c) Silver, Freedman & Taff LLP as special regulatory counsel [Docket No. 70]; (d) Stutman, Treister & Glatt Professional Corporation as bankruptcy counsel [Docket No. 41]; and (e) Epiq Bankruptcy Solutions, LLC as solicitation agent for the Debtor [Docket No. 478].

3.	Interim Compensation for Professionals and Insider Compensation

On May 6, 2010, the Debtor filed the Interim Compensation Motion. Through the Interim Compensation Motion, the Debtor sought approval of a procedure that would authorize the Professionals employed in this case to receive payment of 80% of their fees and 100% of their

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expenses on a monthly basis. The Bankruptcy Court Entered an order approving the Interim Compensation Motion on June 11, 2010.

Additionally, during the case, the Debtor filed applications to compensate Mr. Joseph W. Kiley, III, President and Chief Executive Officer of the Debtor, and Mr. Anthony Rusnak, Chief Operating Officer, General Counsel, and Secretary of the Debtor, pursuant to Local Bankruptcy Rule 4002-2. The Bankruptcy Court has authorized the Debtor to pay Mr. Rusnak the amount of $12,333.34 per month, and, previously, Mr. Kiley the amount of $10,000 per month. Effective February 28, 2011, Mr. Kiley resigned from his position as CEO of the Debtor and as a member of the Debtor’s board of directors..

4.	Modification of Lease

Shortly after the Petition Date, the Debtor recognized that it would not need to utilize the 21,903 square feet of La Jolla, California office space that it had been leasing under the Agreement of Lease with 888 Prospect LJ, LLC. The monthly rent under the Lease was approximately $81,216.00. Rather, the Debtor only needed to utilize one suite (Suite 300) that consisted of approximately 1,736 square feet. Accordingly, the Debtor reached an agreement with the 888 Prospect LJ, LLC whereby the Debtor agreed to reject the Agreement of Lease as of January 31, 2010, and enter into a new month-to-month lease for Suite 300 whereby the Debtor would only pay monthly rent of $6,440.56. The Debtor filed and served a motion for approval to enter into a stipulation to reject the Agreement of Lease and enter into the new month-to-month lease, which was approved by the Bankruptcy Court on March 10, 2010.

On September 23, 2010, the Debtor filed a motion for authority to enter into an amendment to the new month-to-month lease, which the Bankruptcy Court approved. Under the amendment, the Debtor relocated to Suite 210 at 888 Prospect Avenue, and its rental payments have decreased by over $1,000 per month to $5,205.13.

5.	Motion to Limit Trading of Common Stock

The Debtor has incurred significant NOLs and, therefore, the Debtor has sought to preserve the option to use these NOLs.  Thus, to preserve the Debtor’s ability to formulate a chapter 11 plan that maximizes the use of its NOLs, on July 12, 2010, the Debtor filed its Motion of Debtor and Debtor In Possession For Order (A) Limiting Certain Transfers of Equity Interests In The Debtor and (B) Approving Related Notice Procedures. The relief sought was designed to provide the Debtor with advance notice of certain transfers that may jeopardize its NOLs, and to enable the Debtor, if necessary, to obtain substantive relief from the Court to protect those NOLs.  The Bankruptcy Court entered the Order on Motion to Limit Certain Transfers of Equity Interests on August 13, 2010.

D.	Other Significant Events in the Chapter 11 Case

1.	Liquidation of Personal Property

During its case, the Debtor obtained Bankruptcy Court approval to liquidate certain personal property. On March 10, 2010, the Bankruptcy Court Entered an order authorizing the

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Debtor to sell four of its automobiles. Additionally, on July 9, 2010, the Bankruptcy Court Entered an order allowing the Debtor to sell 1,900 shares of Prudential Financial stock. Finally, on August 11, 2010, the Debtor received Bankruptcy Court authorization to employ Fischer Auction Company, Inc. ("Fischer") to sell certain personal property. Subsequently, Fischer conducted an auction of the Debtor's office furnishings in September 2010. Collectively, the Debtor estimates that it obtained the amount of $200,000 for the aforementioned personal property.

2.	Claims Objections

The Debtor has reviewed all of the proofs of Claim filed in its Case. A number of Claims that Creditors have against the Bank appear to have been improperly filed against the Debtor. Accordingly, the Debtor has prepared a draft omnibus objection to such Claims, which will seek disallowance of approximately $240,000 in Claims in the aggregate.  In addition, the Debtor intends to file additional objections on the grounds that, inter alia, the Claims are duplicates or are inconsistent with the Debtor's books and records.

E.	Unsecured Creditors

1.	Appointment of the Committee

On March 9, 2010, the U.S. Trustee appointed the Committee pursuant to section 1102 of the Bankruptcy Code.  The members of the Committee currently consist of the following entities:  (a) U.S. Bank as Trustee for ITLA Capital Statutory Trusts I, II, V; (b) 888 Prospect LJ, LLC; and (c) BNY Mellon as Indenture Trustee for ITLA Capital Statutory Trusts III and IV.

The Committee retained Akin Gump Strauss Hauer & Feld LLP as counsel to the Committee.  On April 19, 2010, the Bankruptcy Court entered an order approving the retention of Akin Gump Strauss Hauer & Feld LLP Docket No. 147.  The Committee also retained FTI Consulting, Inc., as its financial advisor [Docket No. 215].

2.	Meeting of Creditors

The first meeting of creditors pursuant to section 341 of the Bankruptcy Code was held on January 26, 2010 at Sixth Floor, Suite 630, 402 W. Broadway, San Diego, CA 92101−8511.

F.	Significant Events During the Chapter 11 Case

1.	Negotiation of the Reorganization Plan

On October 4, 2011,  the Debtor filed the Initial Chapter 11 Plan of Reorganization Chapter 11 Liquidating Plan Of Reorganization For Debtor Imperial Capital Bancorp, Inc., A Delaware Corporation Dated October 4, 2010 [Docket No. 347], which proposed the orderly wind down and liquidation of the Debtor.  On April 15, 2011, the Debtor filed an amended version of its initial plan, the Amended Chapter 11 Plan of Reorganization Amended Chapter 11 Liquidating Plan Of Reorganization For Debtor Imperial Capital Bancorp, Inc., A Delaware Corporation Dated April 15, 2011 [Docket No. 448].  On June 27, 2011, the Court approved the disclosure statement which accompanied the Debtor’s amended plan [Docket No. 509].

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The Debtor was unable to obtain sufficient votes to confirm its plan.  On August 18, 2011, the Debtor filed its Statement Regarding Hearing On Confirmation Of Debtor’s Amended Chapter 11 Liquidating Plan Of Reorganization For Debtor Imperial Capital Bancorp, Inc., A Delaware Corporation, Dated April 15, 2011 And Ballot Tabulation Analysis, which included the results of the vote on the plan [Docket No. 555].  The results of the vote were as follows:  ten (10) valid votes were submitted to the Solicitation Agent.  Six (6) votes totaling the amount of $1,286,057.29 were submitted in favor the plan and four (4) votes totaling $70,368,980.14 rejected the plan.  Accordingly, the Debtor advised the Court that the plan could not be confirmed.

In the wake of this rejection by the Debtor’s creditors of the proposed liquidation plan, extensive discussions ensued between the Debtor and Holdco about the propriety of a plan of liquidation.  Ultimately, after numerous discussions and extensive analysis of the costs and benefits of a plan of liquidation and a plan of reorganization, the Plan Proponents determined that a plan of reorganization would best maximize value for the Debtor’s Estate.  Holdco delivered to the Debtor a letter informing the Debtor that it supported a reorganization, and attached a term sheet setting forth the material terms of that reorganization.  The Debtor and Holdco, on behalf of itself and certain other creditors, thereafter negotiated the terms of the Plan and each believes the Plan will maximize recoveries for the Debtor’s estate.

2.	FDIC Adversary Proceeding

On December 12, 1997, the Debtor and the Bank entered into a tax sharing agreement.  Pursuant to this policy, the Debtor has filed tax returns on behalf of its “affiliated group” (as that term is defined in Section 1504 of the Internal Revenue Code).  Prior to going into receivership, the Debtor made all income tax payments for the affiliated group’s consolidated returns.  The tax sharing agreement provides that if tax refunds were received by the Debtor, the Debtor must pay the Bank its allocated share of the refund.  Further, if the Debtor had a loss resulting in a refund, the Bank would be obligated to pay the Debtor the total amount of that refund.  On September 23, 2009, the Debtor filed its Form 1139 Corporation Application for Tentative Refund for the tax year ended 2008 with the IRS seeking a federal income tax refund of $17.1 million that was generated by applying net operating loss carrybacks from 2008 to tax years 2006 and 2007 plus tax credits from 2006 and 2005.  On or about November 17, 2009, the Debtor received from the IRS approximately $5.9 million on account of the 2008 tax return.  Subsequently, in August 2010, the Debtor filed its 2009 consolidated tax return and amended tax returns for the years 2004 through 2007 to reflect a net operating loss carryback from 2009 to each of those years and to claim the refunds from the loss carrybacks.  The amount of the refund requested in the 2009 tax return was approximately $17.9 million.

The foregoing refunds constitute assets of the Debtor’s estate pursuant to 11 U.S.C. § 541(a).  On August 12, 2010, the Debtor filed the FDIC Tax Refund Cause of Action, an adversary proceeding seeking a declaratory judgment as to the Debtor’s ownership interest in certain tax refunds in connection with the Debtor’s tax returns for the years dated 2008 and 2009 and a determination that the FDIC violated the automatic stay by filing certain notices with the IRS after the Petition Date.  The Committee thereafter intervened in the FDIC Tax Refund Cause of Action as a party plaintiff.

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On August 25, 2010, the FDIC filed a motion to withdraw the reference of the FDIC Tax Refund Cause of Action and the Capital Maintenance Claim to the United States District Court for the Southern District of California.  The Debtor and the Committee consented to withdrawal of the reference to the district court of the FDIC Tax Refund Cause of Action with respect to the tax refund issue, but did not consent to withdrawal of the reference with respect to the stay violation issue.  The Debtor also opposed the withdrawal of the reference of the Capital Maintenance Claim.

On August 24, 2010, the Debtor and the FDIC entered into the Stipulation Between Imperial Capital Bancorp, Inc. and the Federal Deposit Insurance Corporation, as Receiver of Imperial Capital Bank to Establish Reserve Account, which provided for the escrow of tax refunds pending resolution of the FDIC Tax Refund Cause of Action.  That same day, the Bankruptcy Court entered an order approving the stipulation.

On November 24, 2010, the District Court entered the FDIC Standstill Order, which stayed various litigation matters between the Debtor and FDIC (the FDIC Cause of Action, FDIC Claim Objection, and the Receivership Complaint) for a sixty-day period to allow settlement negotiations to take place. The FDIC Standstill Order did not apply to the FDIC’s motion to withdraw the reference. Thereafter, to allow time for further settlement discussions, including settlement meetings between the Debtor, the Committee, and the FDIC, the parties continued the FDIC Standstill Order until February 18, 2011. Unfortunately, although the parties exchanged several settlement proposals and counterproposals, they were unable to reach a settlement that resolved their disputes.  On April 8, 2011, the parties had a status conference with Magistrate Judge McCurine, Jr. with respect to the first claim for relief in the Tax Refund Action seeking declaratory relief regarding ownership of the Tax Refunds. The deadline for a document exchange regarding expected summary judgment motions was set for May 8, 2011, with a status conference regarding such production to occur on May 11, 2011.

On April 28, 2011, with the permission of the District Court, the FDIC filed an amended answer to the Complaint in the FDIC Tax Refund Cause of Action in order to assert additional affirmative defenses. On May 11, 2011, the Court held a telephonic status conference with Magistrate Judge McCurine, Jr., at which time Magistrate Judge McCurine, Jr.: (i) set May 25, 2011 as the date by which the parties must confer under Federal Rule of Civil Procedure 26(f); (ii) set June 1, 2011 as the date by which a discovery plan was to be submitted by the parties; (iii) ordered that the parties were to exchange initial disclosures by June 6, 2011; and (iv) scheduled a case management conference for June 15, 2011.

The case management conference was held on June 15, 2011, and the Court also held a telephonic discovery conference on June 16, 2011.  As a result of the June 16, 2011 discovery conference, the Court issued a scheduling order providing, inter alia, that (i) a mandatory settlement conference will be held on December 5, 2011; (ii) all discovery, including expert discovery shall be completed by March 30, 2012; (iii) all pre-trial motions shall be filed on or before April 13, 2012; and (iv) the final pretrial conference shall be held on August 13, 2012.

On October 14, 2011, the District Court issued an order granting the FDIC’s motion to withdraw the reference as to the stay violation issue in the FDIC Tax  Refund Cause of Action, because it believed that there were similar issues presented by the stay violation issue and the

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substantive cause of action that the parties agreed should be moved to the District Court.  In the same opinion, the District Court refused to withdraw the reference as to the FDIC’s Capital Maintenance Claim, finding that neither mandatory nor permissive withdrawal were appropriate as to this issue.

3.	Adversary Proceeding Regarding Rabbi Trust

The Debtor and Union Bank, as trustee, are parties to the Rabbi Trust Agreement.  The Rabbi Trust, which was created by the Rabbi Trust Agreement, was established to provide a source of funds to satisfy the Debtor’s obligations under the following six nonqualified benefit plans: (1) Imperial Bancorp Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2005; (2) Imperial Capital Bancorp Salary Continuation Plan, as amended and restated effective February 1, 2006; (3) Imperial Capital Bancorp CNDC Plan (Employer Securities), effective January 1, 2003; (4) Imperial Capital Bancorp CNDC Plan (Non-Employer Securities), as amended and restated effective December 31, 2007; (5) Imperial Capital Bancorp 409A CNDC 2005 Plan (Employer Securities), effective January 1, 2005; and (6) Imperial Capital Bancorp 409A CNDC 2005 Plan (Non-Employer Securities), effective January 1, 2005.

As of the Petition Date, the value of the Rabbi Trust was approximately $2 million.  Additionally, the Rabbi Trust was the owner of a variable life insurance policy with the Equitable Life Assurance Society of the United States.  Under the terms of the Rabbi Trust Agreement, in the event of the Debtor’s insolvency, all Rabbi Trust assets are subject to the claims of the of the Debtor’s creditors. Accordingly, the Debtor was entitled to obtain the transfer of all the assets in the Rabbi Trust to the Debtor, including the Equitable insurance policy, for distribution to its creditors.  In order to obtain the funds in the Rabbi Trust for its Estate, the Debtor filed the Rabbi Trust Complaint against Union Bank and the beneficiaries of the Rabbi Trust Agreement, Brian Benson, Timothy Doyle, George Haligowski, Thom Hobbs, David Hunt, Charles Kohl, Rosemary Lennon, Lyle Lodwick, Phillip Lombardi, and Scott Wallace.  In the Rabbi Trust Complaint, the Debtor sought entry of an order requiring Union Bank to turn over to the Debtor the assets of the Rabbi Trust and a declaratory judgment against the Rabbi Trust Defendants that the Rabbi Trust assets were property of the Estate. In July 2010, Union Bank agreed to the terms of a stipulated judgment that provided the Debtor with the relief requested in the Complaint. Over the next two months, the Debtor obtained default judgments against seven of the ten individual defendants, and entered into stipulated judgments with the three other individual defendants. As of the filing of the Disclosure Statement, the Debtor has recovered all of the funds in the Rabbi Trust and cash surrender value of the Policy, which collectively total approximately $6.7 million. The adversary proceeding commenced by the Rabbi Trust Complaint was closed by the Bankruptcy Court on September 27, 2010.

4.	Debtor’s Claim in the Bank’s Receivership Estate

On March 24, 2010, the Debtor filed the Receivership Claim in the Bank’s receivership estate. In the Receivership Claim, the Debtor alleges the following claims: (i) turnover of tax refunds, (ii) reservation of rights to bring an action based on Code sections 547 and 548, (iii) reimbursement of expenses pursuant to an expense sharing and services agreement between the Debtor and Bank, (iv) damages against the FDIC for improper asset seizures, and (v) recovery of the monies in an account that was improperly transferred to City National Bank. The Debtor

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alleges that the total amount of the Receivership Claim is at least $7 million.  On August 6, 2010, the FDIC sent the Debtor a notice of disallowance of the Receivership Claim. In accordance with applicable federal law, on October 5, 2010, the Debtor filed with the District Court its Receivership Complaint.

On March 4, 2011, the FDIC filed a motion to dismiss the  first, second, fourth, seventh and ninth causes of action asserted in the Receivership Complaint. On May 17, 2011, the Debtor and the FDIC Receiver filed a joint motion for entry of an order resolving the FDIC’s Motion to Dismiss. On June 3, 2011 the Court granted the joint motion and entered an order dismissing with prejudice the Debtor’s first, second, and ninth causes of action, and dismissing without prejudice the Debtor’s fourth and seventh causes of action.  The Debtor’s third, fifth, sixth and eighth causes of action were not the subject of the FDIC’s motion to dismiss, or the Court’s Order.   In addition, certain rights and defenses of the Debtor were reserved such as the Debtor's reservation of rights regarding the Debtor's assertion of section 502(d) of the Bankruptcy Code.

At the time of the filing of this Disclosure Statement, the Court has held two status conferences with the parties on the Receivership Complaint, on August 26, 2011 and September 30, 2011, and has ordered that the parties participate in another joint status conference on November 9, 2011.

G.	Exclusivity

Under the Bankruptcy Code, a debtor has the exclusive right to file and solicit acceptances of a chapter 11 plan for an initial period of 120 days from the date on which the debtor filed for voluntary relief.  If the debtor files a plan within this exclusive period, then the debtor has the exclusive right for 180 days from the date on which the debtor filed for voluntary relief to solicit acceptances to the plan.  During these exclusive periods, no other party in interest may file a competing plan.  However, a court may extend these periods upon request of a party in interest and “for cause.”  On March 25, 2010, the Debtor filed the Motion to Extend Exclusive Periods in Which Only the Debtor May File a Plan and Solicit Acceptances Thereto [Docket No. 121].  On April 15, 2010, the Bankruptcy Court extended the Debtor’s exclusive plan proposal period through and including June 18, 2010, and the Debtor’s exclusive plan solicitation period through and including August 15, 2010.

On May 20, 2010, the Debtor filed the Second Motion to Extend Exclusive Periods In Which Only The Debtor May File A Plan and Solicit Acceptances Thereto [Docket No. 174].  On June 7, 2010, the FDIC filed the Opposition of Federal Deposit Insurance Corporation, as Receiver for Imperial Capital Bank, to Debtor’s Second Motion for Order Extending the Debtor’s Exclusive Periods Within Which Only the Debtor May File a Plan and Solicit Acceptances Thereto [Docket No. 184], expressing opposition to the Debtor’s requested exclusivity extension.  On June 14, 2010, the Committee filed the Statement of the Official Committee of Unsecured Creditors in Support of Debtor’s Second Motion for Order Extending the Exclusive Periods in Which Only the Debtor May File a Plan and Solicit Acceptances Thereto, [Docket No. 199], expressing its support for the Debtor’s requested exclusivity extension.  On June 22, 2011, the Bankruptcy Court extended the Debtor’s exclusive plan proposal period through and including September 3, 2011.

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On August 5, 2011, the Debtor filed the Debtor’s Third Motion For Order Extending The Exclusive Periods In Which Only The Debtor May File A Plan and Solicit Acceptances Thereto [Docket No. 250].  On August 19, 2010, the FDIC objected to the Debtor’s request for an extension of exclusivity [Docket No. 269] and on August 26, 2010, the Committee filed a response expressing its support for the Debtor’s request [Docket No. 289].  On August 31, 2011, the Debtor filed two stipulations, one between the Debtor and the FDIC and one between the Debtor and the Committee, agreeing to a final extension of the Debtor’s exclusivity period through November 30, 2010.  The Court approved the stipulations on September 2, 2010 [Docket Nos. 295 and 296].  Thereafter, the Court entered a minute order on October 7, 2010 [Docket No. 348] that extended plan exclusivity until the FDIC Claim Objection was resolved.

H.	Claims Bar Dates

On April 15, 2010, the Bankruptcy Court entered an order approving the Ex Parte Motion for Order Establishing a Bar Date for Filing Proofs of Claim or Interest Pursuant to 11 U.S.C. § 501 [Docket No. 136] pursuant to Bankruptcy Rule 3003(c)(3), setting as the Claims Bar Dates June 14, 2010, for non-governmental prepetition Claims and June 16, 2010, for governmental prepetition Claims.  In accordance with this order, written notice of the Bar Date Order was mailed to, among others, all Holders of Claims listed on the Schedules.

I.	The Debtor’s Financial History Since the Petition Date

Since the Petition Date, the Debtor has filed monthly operating reports that summarize the Debtor’s cash receipts and disbursements for each month of the Debtor’s Case.4  As described in these monthly operating reports, as of August 31, 2011, the Debtor’s income since the Petition Date totals approximately $3.64 million, and consists primarily of income tax refunds and interest on income tax refunds.  As of August 31, 2011, the Debtor’s total expenses since the Petition Date total approximately $5.34 million, and consist primarily of professional fees, insiders’ payroll, rent, and office expenses.

V.  The Reorganized Debtor’s Business Plan and Valuation

A.	The Reorganized Debtor’s Business Plan

The Debtor was a bank holding company for the Bank.  The Bank was primarily engaged in (i) originating and purchasing real estate loans secured by income producing properties for retention in its loan portfolio, (ii) originating entertainment finance loans, (iii) accepting customer deposits through certificates of deposits, money market, passbook, and demand deposit accounts, and (iv) generally engaging in financial services.  Following the Debtor’s bankruptcy, the Reorganized Debtor intends to continue in its previous financial services business.  The Reorganized Debtor will utilize cash on hand, understanding that any proceeds of the FDIC Tax Refund Cause of Action will not be available to invest until resolution of that action.

________________________

4	See Docket Nos. 61, 89, 116, 148, 173, 207, 222, 274, 324, 354, 372, 385, 396, 416, 427, 453, 474, 502, 524, 561, and 592.

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Prior to the Voting Deadline, Holdco plans to identify the New Board, some or all of whom will have experience in the financial services industry.  The New Board will have the broad mandate of deciding how to implement the go-forward business of the Reorganized Debtor and may decide, at their discretion, to execute the business plan by hiring internal management, external management, or pursuing the business plan via any other method they deem appropriate.  Until such time that the Reorganized Debtor receives proceeds, if any, from the FDIC Tax Refund Cause of Action, it is expected that the Reorganized Debtor will have to reserve significant Cash in order to pursue this cause of action, thereby limiting investable assets.  From time to time, including after the resolution of the FDIC Tax Refund Cause of Action, the New Board will evaluate its business plan, which is subject to change at any time, and may decide to continue in its current direction, change directions, or give money back to shareholders.

It is difficult, if not impossible, to project with any meaningful certainty what the results of the Reorganized Debtor’s business operations will be.  The New Board will determine with greater precision what types of assets the Reorganized Debtor will invest in, and that will be necessary for the Reorganized Debtor to invest in to retain the Debtor’s net operating losses (“NOLs”) pursuant to the applicable provisions of the Internal Revenue Code.  Accordingly, no such projections are provided here.  Creditors who believe the absence of projections makes the business plan too speculative are encouraged to make the Cash Entitlement Election.

B.	Management of the Reorganized Debtor

Senior management of the Reorganized Debtor shall be disclosed in the Plan Supplement prior to the Confirmation Date in accordance with section 1129(a)(5) of the Bankruptcy Code.  The Reorganized Debtor may, but shall not be required, to enter into one or more contracts with one or more Entities to outsource or subcontract certain management functions, and to the extent that any such arrangement is entered into on or immediately after the Effective Date, the identity or identities of such Entities shall be disclosed in the Plan Supplement.  After the Effective Date, the New Board will have full discretion to outsource or subcontract certain management functions, including agreements with any employees, officers, directors, shareholders of New Series A Common Stock, New Series B Common Stock or any other interested parties, insiders, or their affiliates.

C.	Feasibility of the Plan

The Plan Proponents believe the Plan meets the feasibility requirement set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Reorganized Debtor. In connection with developing the Plan, and for purposes of determining whether the Plan satisfies feasibility standards, the Plan Proponents believe they have the resources available from Cash on hand as of the Effective Date and from the FDIC Causes of Action to make payment to all Creditors who make the Cash Entitlement Election.  Thus, Creditors who do not make the Cash Entitlement Election should be limited to those fully prepared to accept the risk of loss resulting from the potential failure of the Reorganized Debtor to earn sufficient profits to allow shareholders to recover at least what they would have recovered had they made the Cash Entitlement Election.   The Reorganized Debtor will have approximately $10.4 million in Cash as of the Effective Date.  Assuming the FDIC Priority Claim is not Allowed, that amount is

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sufficient to fund all Plan Distributions required on the Effective Date.  Further, upon emergence from bankruptcy on the Effective Date, the Reorganized Debtor will be debt-free and does not require any exit financing.  Therefore the Reorganized Debtor will have no debt service requirements, removing that potential burden on the Reorganized Debtor’s cash flow.  The management and New Board of the Reorganized Debtor, who will be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code, will be comprised of individuals with experience in the real estate and financial services industries. Accordingly, the Plan Proponents believe the Plan satisfies the feasibility requirement of section 1129(a)(11) of the Bankruptcy Code.

The Reorganized Debtor will not have Cash available to pay the FDIC Priority Claim if it is Allowed.  Prior to the Confirmation Hearing, the Debtor intends to seek disallowance of the FDIC Priority Claim.

VI.  Summary Of The Plan

A.	Administrative and Priority Claims

1.	Administrative Claims

Subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, the Debtor or the Reorganized Debtor, as applicable, shall pay each Holder of an Allowed Administrative Claim the full unpaid amount of such Allowed Administrative Claim in Cash: (a) on the Effective Date or as soon as practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as practicable thereafter); (b) if such Claim is Allowed after the Effective Date, on the date such Claim is Allowed or as soon as practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due); (c) at such later time as may be agreed upon by such Holder and the Debtor or the Reorganized Debtor, as applicable; or (d) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

2.	Priority Tax Claims

The Reorganized Debtor shall pay each Holder of an Allowed Priority Tax Claim the full unpaid amount of such Allowed Priority Tax Claim in Cash, on or as soon as practicable after the latest of: (a) the Effective Date; (b) the date such Allowed Priority Tax Claim becomes Allowed; and (c) the date such Allowed Priority Tax Claim is payable under applicable non-bankruptcy law.

B.	Classification and Treatment of Claims and Equity Interests

The Plan constitutes a chapter 11 plan of reorganization for the Debtor.  Except for Administrative Claims and Priority Tax Claims, all Claims against and Equity Interests in the Debtor are placed in Classes.  In accordance with section 1123(a)(1) of the Bankruptcy Code, the Debtor has not classified Administrative Claims and Priority Tax Claims, as described in Article III of the Plan.

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The table in Article III.B of the Plan classifies Claims against and Equity Interests in the Debtor for all purposes, including voting, confirmation and Distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.  The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class.  A Claim or Equity Interest is in a particular Class, other than for voting purposes, only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim	Status	Voting Rights
1	Secured Claims	Unimpaired	No (conclusively presumed to accept)
2	Non-FDIC Priority Claims	Unimpaired	No (conclusively presumed to accept)
3	FDIC Priority Claims	Unimpaired	No (conclusively presumed to accept)
4	TOPrS Unsecured Claims	Impaired	Yes
5	FDIC Non-Priority Claims	Impaired	Yes
6	Other Unsecured Claims	Impaired	Yes
7	Convenience Claims	Unimpaired	No (conclusively presumed to accept)
8	Equity Interests	Impaired	No (conclusively presumed to reject)

1.	Class 1 (Secured Claims).
       a.           Classification.  Class 1 consists of all Secured Claims.

       b.           Impairment and Voting.  Class 1 is Unimpaired under the Plan and the Holders of Class 1 Allowed Secured Claims, if any, are deemed to accept the Plan.

       c.           Treatment.  The legal, equitable and contractual rights of the Holders of Allowed Secured Claims are unaltered by the Plan.  Unless otherwise agreed to by the Holder of an Allowed Secured Claim and the Debtor, each Holder of an Allowed Secured Claim shall receive on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing the Secured Claim becomes a Final Order, on account of and in full satisfaction of its Allowed Secured Claim, either of the following treatments at the election of (A) the Debtor  or (B) if after the Effective Date, the Reorganized Debtor: (i) Cash equal to the amount of the Allowed Secured Claim or (ii) possession of the property in which the Holder of the Allowed Secured Claim has a perfected, unavoidable and enforceable lien, security interest or other charge and relief from the automatic stay provided by section 362 of the Code to foreclose, collect upon or set-off the property in accordance with applicable non-bankruptcy law; provided, however, that any time after the Confirmation Date but before the Effective Date, the Plan Proponents can elect to give to the Holder of an Allowed Secured Claim the treatment provided in subparagraph (ii) above.

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2.	Class 2—Non-FDIC Priority Claims

       a.           Classification: Class 2 consists of all Non-FDIC Priority Claims.

       b.           Impairment and Voting: Class 2 is Unimpaired by the Plan.  Each Holder of a Non-FDIC Priority Claim is presumed to accept and therefore is not entitled to vote to accept or reject the Plan.

       c.           Treatment: On or as soon as practicable after the Effective Date, the Reorganized Debtor shall pay each Holder of an Allowed Non-FDIC Priority Claim, in full and final satisfaction of such Allowed Non-FDIC Priority Claim, Cash equal to the full amount of its Claim, unless the Holder otherwise agrees to less favorable treatment, on or as soon as practicable after the latest of: (i) the Effective Date; (ii) the date such Allowed Non-FDIC Priority Claim becomes Allowed; and (iii) the date such Allowed Non-FDIC Priority Claim is payable under applicable non-bankruptcy law.

3.	Class 3—FDIC Priority Claims

       a.           Classification: Class 3 consists of all FDIC Priority Claims.

       b.           Impairment and Voting: Class 3 is Unimpaired by the Plan.  Each Holder of a Claim that, if Allowed, would constitute an FDIC Priority Claim, is conclusively presumed to accept the Plan pursuant to section 1126(f) of the Code, and is not entitled to vote to accept or reject the Plan.

       c.           Treatment:  The legal, equitable and contractual rights of the Holders of Allowed Class 3 Claims are unaltered by the Plan.

4.	Class 4—TOPrS Unsecured Claims

       a.           Classification:  Class 4 consists of all TOPrS Unsecured Claims.

       b.           Impairment and Voting:  Class 4 is Impaired by the Plan.  Each Holder of a TOPrS Unsecured Claim is entitled to vote to accept or reject the Plan.

       c.           Treatment:  In full satisfaction, settlement, release, and compromise of and in exchange for each TOPrS Unsecured Claim, each Holder of a TOPrS Unsecured Claim shall receive on the Initial Distribution Date its Pro Rata Distribution of the New Series A Common Stock or, if it so elects, such Holder shall receive the Cash Election Entitlement.  Notwithstanding anything to the contrary in this Plan, at Holdco’s election in its sole and absolute discretion, any holder of an Allowed Class 4 Claim who may not be a holder of New Class A Common Stock consistently with an exemption under the Investment Company Act that Holdco elects to use may be deemed to have elected the Cash Election Entitlement.

5.	Class 5—FDIC Non-Priority Claims

       a.           Classification:  Class 5 consists of all FDIC Non-Priority Claims.

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       b.           Impairment and Voting:  Class 5 is Impaired by the Plan.  Each Holder of a Claim that, if Allowed, would constitute an FDIC Non-Priority Claim in Class 5 is entitled to vote to accept or reject the Plan.

       c.           Treatment:  In full satisfaction, settlement, release, and compromise of and in exchange for each FDIC Non-Priority Claim, each Holder of an FDIC Non-Priority Claim shall receive on the Initial Distribution Date its Pro Rata Distribution of the New Series A Common Stock or, if it so elects, such Holder shall receive the Cash Election Entitlement.  Notwithstanding anything to the contrary in this Plan, at Holdco’s election in its sole and absolute discretion, any holder of an Allowed Class 5 Claim who may not be a holder of New Class A Common Stock consistently with an exemption under the Investment Company Act that Holdco elects to use may be deemed to have elected the Cash Election Entitlement.

6.	Class 6—Other Unsecured Claims

       a.           Classification: Class 6 consists of all Other Unsecured Claims.

       b.           Impairment and Voting: Class 6 is Impaired by the Plan.  Each Holder of an Other Unsecured Claim in Class 6 is entitled to vote to accept or reject the Plan.

       c.           Treatment:  In full satisfaction, settlement, release, and compromise of and in exchange for each Other Unsecured Claim, each Holder of an Allowed Other Unsecured Claim shall receive on the Initial Distribution Date its Pro Rata Distribution of the New Series A Common Stock or, if it so elects, such Holder shall receive the Cash Election Entitlement.  Notwithstanding anything to the contrary in this Plan, at Holdco’s election in its sole and absolute discretion, any holder of an Allowed Class 6 Claim who may not be a holder of New Class A Common Stock consistently with an exemption under the Investment Company Act that Holdco elects to use pursuant to section V.E.2 below may be deemed to have elected the Cash Election Entitlement.

7.	Class 7 (Convenience Claims).

Class 7 consists of Convenience Claims.  Each Holder of an Allowed Convenience Claim shall receive, on account of and in full satisfaction of its Allowed Convenience Claim, Cash equal to 100% of the amount of the Allowed Convenience Claim on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court  allowing the Convenience Claim becomes a Final Order.  Class 7 is Unimpaired under the Plan and the Holders of Class 7 Allowed Convenience Claims are deemed to accept the Plan pursuant to section 1126(f) of the Code.

8.	Class 8 (Holders Of Interests).

Class 8 is comprised of Holders of Interests.  Holders of Class 8 Interests shall neither receive nor retain any property under the Plan and all Interests of the Debtor shall be cancelled as of the Effective Date.  Class 8 is impaired under the Plan and the Holders of Class 8 Interests are deemed to reject the Plan.

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C.	Means for Implementation of the Plan

        1.    Corporate Existence  Except as otherwise provided in the Plan or Plan Supplement, the Reorganized Debtor shall continue to exist after the Effective Date as a separate corporate Entity with all the powers of a corporation pursuant to the applicable law in the jurisdiction in which the Debtor is incorporated or formed and pursuant to the certificate of incorporation, charter and bylaws in effect prior to the Effective Date, except to the extent the Debtor elects to reincorporate in another jurisdiction or make any other amendments to such certificate of incorporation, charter or bylaws, pursuant to documents contained in the Plan Supplement, in which case such documents in effect prior to the Effective Date are deemed to be amended pursuant to the Plan and require no further action or approval.  For the avoidance of doubt, the Reorganized Debtor may reincorporate from and after the Effective Date in a jurisdiction other than Delaware as Holdco may in its sole discretion select.

2.	Directors and Officers of the Debtor on the Effective Date

On the Effective Date, the persons then acting as directors and officers of the Debtor shall be released and discharged from all further authority, duties, responsibilities and obligations relating to and arising from the Debtor or the Case.  Nothing contained in Article V.B.1. of the Plan shall release the Debtor’s officers and directors from claims for actions taken before the Effective Date.

As of the Effective Date, the Plan Committee shall be created and shall consist of two members of the New Board and one member who is not a New Board member identified in the Plan Supplement. The Plan Committee shall oversee and have decision-making authority regarding any litigation and/or settlement of Causes of Action and the administration of Distributions. The fiduciary duties of the members of the Plan Committee (in their capacity as Plan Committee members) shall run to all parties entitled to Distributions under the Plan, whether or not such beneficiaries have elected the Cash Election Entitlement. The Reorganized Debtor shall seek approval of any settlement of a material Cause of Action from the Bankruptcy Court by the filing of an appropriate motion, and such approval shall only come after a hearing, upon notice to all parties requesting service pursuant to Bankruptcy Rule 2002 or to such Entities as the Court may order.

3.	Cancellation of TOPrS Debentures, TOPrS and Equity Interests

On the Effective Date, except to the extent otherwise provided in the Plan, all notes, stock, instruments, certificates and other documents evidencing the TOPrS Unsecured Claims and Equity Interests, including the TOPrS Documents and the TOPrS shall be deemed automatically canceled, shall be of no further force, whether surrendered for cancellation or otherwise, and the obligations of the Debtor thereunder or in any way related thereto shall be discharged.

Notwithstanding anything to the contrary contained in the Plan, (a) the TOPrS Documents will continue in effect solely for purposes of: (i) allowing the applicable TOPrS Indenture Trustees to receive and make the Distributions to be made pursuant to the Plan on account of TOPrS Unsecured Claims under the Plan, from Distributions received from the

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Reorganized Debtor in accordance with the Plan, and(ii) permitting such TOPrS Indenture Trustee to maintain any rights or Liens it may have under the applicable TOPrS Documents to receive TOPrS Indenture Trustee Fees and indemnification, provided that the Debtor or Reorganized Debtor, as applicable, will not have any obligation to any TOPrS Indenture Trustee for payment of any such TOPrS Indenture Trustee Fees or indemnifications except as otherwise provided in the Plan, and (b) the TOPrS Debentures issued under such agreements will continue in effect solely for the purposes of permitting Holders thereof to receive Distributions from the applicable TOPrS Indenture Trustee in accordance with the Plan.

Subject to the process described below, as soon as practicable after the Effective Date, the Reorganized Debtor shall pay the Holdco Fees.  As a precondition to payment of any Holdco Fees, Holdco shall, after the Effective Date, submit to the Bankruptcy Court its invoices and an application for payment of such Holdco Fees in accordance with this Plan. The Bankruptcy Court shall review each application for payment of Holdco Fees for reasonableness, as required under section 1129(a)(4) of the Bankruptcy Code.  After the Bankruptcy Court has approved an application for payment of Holdco Fees as reasonable, the Reorganized Debtor shall, as soon as practicable thereafter, reimburse Holdco in Cash for such Holdco Fees.  Notwithstanding the foregoing, and unless Holdco in its sole discretion elects otherwise, payment of the Holdco Fees shall not reduce the recovery, if any, of the FDIC in connection with any Allowed FDIC Non-Priority Claims, and the FDIC will be entitled to receive the same distributions it would otherwise be entitled to receive absent payment of the Holdco Fees.

4.	Reorganized Debtor Securities

The Reorganized Debtor’s equity interests shall consist of New Series A Common Stock, and, if the Debtor elects (if necessary to cause Section 382(l)(5) of the Internal Revenue Code to apply to the Plan), the New Series B Common Stock for the Cash Election Entitlement.  On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtor shall issue or reserve for issuance all securities to be issued pursuant to the terms of the Plan, without need for any further corporate or shareholder action.  Shares of New Series A Common Stock and the New Series B Common Stock for the Cash Election Entitlement, depending on the election of the applicable Holder of a particular General Unsecured Claim, shall be issued Pro Rata to (a) Holders of Allowed TOPrS Unsecured Claims, (b) Holders of Allowed FDIC Non-Priority Claims, and (c) Holders of Allowed Other Unsecured Claims.

To the extent the Reorganized Debtor chooses (if  necessary to cause Section 382(l)(5) of the Internal Revenue Code to apply to the Plan) to issue the New Series B Common Stock on account of part of the Cash Election Entitlement, each Holder who elects to receive the Cash Election Entitlement:

(a)
shall be entitled on account of such New Series B Common Stock to a pro rata share (such share to be calculated based on such holder’s number of shares of such security divided by the total outstanding shares as of the Effective Date of New Series A Common Stock and the New Series B Common Stock issued to Holders who elect to receive the Cash Election Entitlement) of any Net Free Cash that constitutes net proceeds of the FDIC Causes of Action,

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pursuant to redemption upon the terms set forth in the Reorganized Debtor’s charter upon entry of a Final Order resolving the FDIC Causes of Action; and
(b)	shall also be entitled to a Pro Rata share of the Net Free Cash that does not constitute the proceeds of the FDIC Causes of Action.
At the option of Holdco, in order to and as necessary to comply with and satisfy the requirements of section 382(l)(5) of the Internal Revenue Code, Holders of Allowed Claims who make the Cash Entitlement Election may be deemed to have not made the Cash Entitlement Election on a Pro Rata basis and instead shall receive, to such extent, its Pro Rata Distribution of New Series A Common Stock.

5.	Restructuring Transactions

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtor may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by or necessary to effectuate the Plan, including:  (1) the execution and delivery of appropriate agreements or other documents of merger, consolidation or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of the Plan; (3) the filing of appropriate certificates of incorporation, charter, merger or consolidation with the appropriate governmental authorities pursuant to applicable law; and (4) all other actions that the Reorganized Debtor determines are necessary or appropriate.

6.	Corporate Action

Each of the matters provided for by the Plan involving the corporate structure of the Debtor or corporate, financing or related actions to be taken by or required of the Reorganized Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided in the Plan (except to the extent otherwise indicated), and shall be authorized, approved, and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by Holders of Claims or Equity Interests, the directors of the Debtor or any other Entity.  Without limiting the foregoing, such actions will include:  the adoption and (as applicable) filing of amended and restated certificate of incorporation, charter, bylaws and other governance documents; the appointment of officers and (as applicable) directors for the Reorganized Debtor; the issuance of the New Series A Common Stock and the New Series B Common Stock if issued on account of part of the Cash Election Entitlement, and all related documents and instruments (as applicable).  The Reorganized Debtor shall enter into such agreements and amend their corporate governance documents to the extent necessary to implement the terms and conditions of the Plan.

7.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtor, and the officers and members of the New Board thereof, are authorized to and may issue, execute, deliver, file or record such

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contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtor, without the need for any approvals, authorizations, or consents except for those expressly required pursuant to the Plan.

8.	Exemption from Certain Transfer Taxes and Recording Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfer from the Debtor to the Reorganized Debtor or to any Entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to:  (1) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtor or the Reorganized Debtor; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, sales tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

9.	Board Representation

The New Board shall be disclosed in the Plan Supplement prior to the Confirmation Date in accordance with section 1129(a)(5) of the Bankruptcy Code.  The initial members of the New Board shall serve staggered terms of one, two and three years, as designated.  The New Board shall serve until the FDIC Priority Claim Determination, and thereafter, the members of the New Board shall be elected on a staggered three-year basis by the holders of New Series A Common Stock and (as applicable and as may be in accordance with the Reorganized Debtor’s certificate of incorporation) holders of New Series B Common Stock.

10.	Senior Management

Senior management of the Reorganized Debtor shall be disclosed in the Plan Supplement prior to the Confirmation Date in accordance with section 1129(a)(5) of the Bankruptcy Code.

11.	Committee

As of the Effective Date, the Committee shall dissolve, and its members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to and arising from the Case.  The retention and employment of the Professionals retained by the Committee shall terminate as of the Effective Date.  Any and all orders providing the Committee

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with standing and authority to bring any Causes of Action, including, without limitation, the Former Officers and Directors Causes of Action, shall be vacated, null, void and of no effect from and after the Effective Date, and from and after the Effective Date the Committee shall have no standing or authority whatsoever to bring or prosecute any Causes of Action, including, without limitation, the Former Officers Causes of Action.

12.	Vesting of Assets in the Reorganized Debtor

Except as otherwise provided in the Plan or in any agreement, instrument or other document relating thereto, on or after the Effective Date pursuant to section 1141 of the Bankruptcy Code, all property of the Estate and any property acquired by the Debtor pursuant hereto shall vest in the Reorganized Debtor, free and clear of all Liens, Claims, charges or other encumbrances.  Except as may be provided in the Plan or the Confirmation Order, including without limitation with respect to the Cash Election Entitlement Segregated Account, on and after the Effective Date, the Reorganized Debtor may use, acquire or dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

13.	Prohibition Against Pledging Assets

Notwithstanding anything to the contrary contained in the Plan, the Reorganized Debtor shall be precluded from, and the Confirmation Order shall expressly prohibit the Reorganized Debtor from, pledging any interest in (a) the Disputed Reserve or the assets therein; (b) the Cash Election Entitlement Segregated Account or the assets therein; or (c) any assets, or the proceeds thereof, that are or could become part of the Cash Election Entitlement, including without limitation any Causes of Action or the proceeds thereof.  The Confirmation Order shall also provide that any such pledge in violation of Article V.N of the Plan is null and void.

14.	Deregistration

As soon after the Effective Date as is practicable, the Reorganized Debtor shall file a Form 15 Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 12 and 15(d) of the Securities and Exchange Act of 1934 with the United States Securities and Exchange Commission or to otherwise comply with the statutory or regulatory requirements of a publicly traded company, including, but not limited to, seeking to deregister the Equity Interests.

15.	Allowance of TOPrS Unsecured Claims

The TOPrS Unsecured Claims are deemed to be Allowed Claims in the amounts as set forth in Exhibit "C" to the Plan Supplement.

Holders of TOPrS Unsecured Claims shall receive a Distribution of New Series A Common Stock on the Initial Distribution Date or the Cash Election Entitlement at the appropriate time, as determined by such Holder’s election, based on the Allowed amount of such TOPrS Unsecured Claim in accordance with Article V.P of the Plan.

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16.	Dividends, Other Attributes, Registration or Transfer, Replacement

       a.           Dividends. Except as otherwise provided by applicable law or in the corporate documents that will be included in the Plan Supplement, the holders of New Series A and New Series B Common Stock shall share ratably in all dividends and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise.

       b.           Other Attributes.   Other attributes of the New Series A Common Stock and New Series B Common Stock, including, without limitation, transfer restrictions, redemption rights and preemptive rights, shall be as set forth in the Plan Supplement.

17.	Redemption of Common Stock for Tax Purposes

The New Board may elect to redeem all shares of New Series A and B Common Stock held by a particular stockholder if the New Board determines in good faith, based on the advice of tax counsel or other tax advisors, that doing so is likely to be advantageous to such stockholder from a tax standpoint due to its jurisdiction of organization or residency or other reasons. Prior to making a final determination to exercise the Reorganized Debtor’s redemption right under this paragraph, the Reorganized Debtor’s shall send a written notice to such stockholder (at the notice address appearing in the Reorganized Debtor’s records) advising the stockholder of the Reorganized Debtor’s intention to exercise its redemption right.  In the event that the stockholder notifies the Reorganized Debtor in writing (within 20 days after the date of the Reorganized Debtor’s notice) that such stockholder objects to the redemption of its shares, then the Reorganized Debtor shall not exercise the redemption right.  In the event that the stockholder does not respond to the Reorganized Debtor’s notice within 20 days after the date of the Reorganized Debtor’s notice (or the stockholder notifies the Reorganized Debtor that it approves or does not object to  such  redemption), then the New Board shall be entitled to make a final determination to exercise the redemption right.  In the event that the New Board makes such a final determination, then the redemption shall take place on a date determined by the New Board(but such redemption date shall be no later than 30 days after the New Board’s final determination) and shall be at a price equal to the Fair Market Value Price.  The purchase price payable in any such redemption shall be paid in cash or by check on the closing date.  Such redemption shall be effective on the closing date of the redemption regardless of whether or not the stockholder participates in the closing or delivers his or its stock certificate to the Reorganized Debtor for cancellation.

D.	Provisions Governing Distributions

1.	Initial Distribution Date

On the Initial Distribution Date or as soon thereafter as is reasonably practicable, the Reorganized Debtor shall make the Distributions required to be made under the Plan.

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E.	Disputed Reserve

1.	Establishment of Disputed Reserve

On the Initial Distribution Date, and after making all Distributions required to be made on such date under the Plan, the Reorganized Debtor shall establish a separate Disputed Reserve for Disputed Claims, which Disputed Reserve shall be administered by the Reorganized Debtor. The Reorganized Debtor shall reserve a number of shares of New Series A Common Stock, an amount of Cash, or any other security or equity interest issued under the Plan, depending on the election of the Holder of such Disputed Claims and whether the Debtor elects to issue a security on account of  the Cash Election Entitlement, sufficient to provide Holders of Disputed Claims the treatment such Holders would be entitled to receive under the Plan if all such Disputed Claims were to become Allowed Claims (or such lesser amount as may be estimated by the Bankruptcy Court).

2.	Maintenance of Disputed Reserve

The Reorganized Debtor shall hold unissued New Series A Common Stock, New Series B Common Stock,  and Cash in the Disputed Reserve in trust, segregated from and not to be commingled with any other assets of the Reorganized Debtor, for the benefit of the Holders of Claims ultimately determined to be Allowed.  The Reorganized Debtor shall, in its sole discretion, distribute such amounts (net of any expenses, including taxes, relating thereto), as provided herein, as such Disputed Claims are resolved by a Final Order, and such New Series A Common Stock, New Series B Common Stock, and Cash will be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date.

F.	Tax Refund Litigation Reserve.

    1.           If (i) prior to the deadline established for filing objections to confirmation of this Plan the FDIC timely and properly requests that the Court hear and determine whether any Allowed FDIC Non-Priority Claim is contractually senior to the Allowed TOPrS Unsecured Claims pursuant to the TOPrS Indentures, and thereafter (ii) disputed tax refunds that are the subject of the FDIC Causes of Action are adjudicated to be property of the Debtor’s Estate and the FDIC Non-Priority Claim becomes an Allowed Claim, then such refunds shall not be distributed pursuant to the Plan until a Final Order is also entered determining whether any Allowed FDIC Non-Priority Claim is contractually senior to the Allowed TOPrS Unsecured Claims pursuant to the TOPrS Indentures.  If and to the extent such disputed tax refunds are adjudicated to be property of the Debtor’s Estate and such a Final Order is entered determining that any Allowed FDIC Non-Priority Claim is contractually senior to the TOPrS Unsecured Claims pursuant to the TOPrS Indentures, then such disputed tax refunds shall be distributed first to the FDIC on account of such Allowed FDIC Non-Priority Claim until such Claim is paid in full (and before any distributions are made on account of any other Allowed TOPrS Unsecured Claims pursuant to the Plan), with the remainder being distributed pursuant to the terms of the Plan.

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    2.           The Bankruptcy Court shall hear and determine whether any Allowed FDIC Non-Priority Claim is contractually senior to the Allowed TOPrS Unsecured Claims pursuant to the TOPrS Indentures.  Notwithstanding any implication from this section as to the timing or order of litigation with the FDIC, on or before ten (10) days after the Confirmation Date, the Debtor and or the Reorganized Debtor, as applicable, and the FDIC shall present a mutually agreeable briefing and discovery schedule (if any discovery is appropriate) to the Bankruptcy Court for approval, including a requested target date for a contested hearing to occur as soon as practicable not more than 120 days after the Confirmation Date.

G.	Establishment and Maintenance of Cash Election Entitlement Segregated Account

On the Effective Date, and after making all Distributions required to be made on such date under the Plan, the Reorganized Debtor shall establish the Cash Election Entitlement Segregated Account, into which shall on that date and from time to time thereafter as it becomes available be deposited all Net Free Cash necessary and sufficient to make Distributions to Holders of Claims that elect to receive the Cash Election Entitlement.  All Cash in the Cash Election Entitlement Segregated Account shall be held pursuant to the investment guidelines contained in Exhibit “D” to the Plan Supplement.  The Confirmation Order shall provide that such account, and all funds required by this section to be deposited into such account, shall be segregated from, and shall not be commingled with, any other assets of the Reorganized Debtor, and as against creditors of the Reorganized Debtor, shall not be considered or deemed to be, property of the Reorganized Debtor or subject to claims by creditors of the Reorganized Debtor, and shall be held in trust for the sole benefit of Holders of Claims that elect to receive the Cash Election Entitlement.

           1.       Quarterly Distributions.  On each Quarterly Distribution Date or as soon thereafter as is reasonably practicable, the Reorganized Debtor shall make the Distributions required to be made under the Plan on such date.  Any Distribution that is not made on the Initial Distribution Date or on any other date specified herein because the Claim that would have been entitled to receive that Distribution is not an Allowed Claim on such date, shall be held by the Reorganized Debtor as applicable, in the Disputed Reserve and distributed on the first Quarterly Distribution Date after such Claim is Allowed.  No interest shall accrue or be paid on the unpaid amount of any Distribution paid on a Quarterly Distribution Date.  Distributions from the Cash Election Entitlement Segregated Account shall be supervised by the Plan Committee.

           2.       Record Date for Distributions  Except as otherwise provided in a Final Order of the Bankruptcy Court or as otherwise stipulated by the Debtor or Reorganized Debtor, as applicable, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the Holders of those Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to the transfer may not have expired by the Distribution Record Date. The Reorganized Debtor shall have no obligation to recognize any transfer of any Claim occurring after the Distribution Record Date.  In making any Distribution with respect to any Claim, the Reorganized Debtor shall be entitled instead to recognize and deal with, for all purposes hereunder, only the Entity that is listed on the proof of Claim Filed with respect thereto or on the Schedules as the Holder thereof as of the close of business on the Distribution Record Date and upon such other evidence or

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record of transfer or assignment that are known to the Reorganized Debtor as applicable, as of the Distribution Record Date.

             3.           Unclaimed Property  Except with respect to property not distributed because it is being held in the Disputed Reserve, Distributions that are not claimed by the expiration of one year from the Initial Distribution Date or Quarterly Distribution Date applicable to such Distribution, shall be deemed to be unclaimed property under section 347(b) of the Bankruptcy Code and shall vest or revest in the Reorganized Debtor, and the Claims with respect to which those Distributions are made shall be automatically canceled. After the expiration of such one-year period, the Claim of any Entity to those Distributions shall be discharged and forever barred.  Nothing contained in the Plan shall require the Reorganized Debtor to attempt to locate any Holder of an Allowed Claim.  Except as otherwise provided in the Plan, all funds or other property that vests or revests in the Reorganized Debtor pursuant to this Article shall be distributed by the Reorganized Debtor in accordance with the provisions of the Plan.

             4.           Other Ministerial and Mechanical Details  Please see Plan and Plan Supplement for further mechanical details regarding the Plan.

5.	No Distribution in Excess of Allowed Amount of Claim

No Holder of an Allowed Claim shall receive in respect of that Claim any Distribution in excess of the Allowed amount of that Claim.

6.	Setoff and Recoupment

The Reorganized Debtor may, but shall not be required to, set off against, or recoup from, any Claim and the Distributions to be made pursuant to the Plan in respect thereof, any Claims or defenses of any nature whatsoever that the Debtor, the Estate or the Reorganized Debtor may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtor, the Estate, or the Reorganized Debtor of any right of setoff or recoupment that any of them may have against the Holder of any Claim.

7.	No Distribution to General Unsecured Creditors

No Net Free Cash may be distributed to Holders of General Unsecured Claims until any FDIC Priority Claim is paid in full.

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H.	Disputed Claims

  The Plan contains detailed provisions regarding the treatment of and method of resolving Disputed Claims.  Parties in interest are respectfully invited to review the Plan for further details.

I.	Treatment of Executory Contracts and Unexpired Leases

1.	Rejection of Executory Contracts and Unexpired Leases.
All executory contracts or unexpired leases of the Debtor, except (a) those previously assumed and assigned by Final Order and (b) those which are assumed under the Plan, are rejected.  The Debtor shall file a schedule of executory contracts to be assumed, if any, in the Plan Supplement.

2.	Procedural Issues.

The Plan shall constitute a motion to reject any executory contracts and unexpired leases not identified in the Plan Supplement Exhibit “B” as executory contracts or unexpired leases to be assumed, and the Debtor and Reorganized Debtor shall have no further liability thereunder.  The entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of any such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code and that the rejection thereof is in the best interest of the Debtor, its Estate and all parties in interest in the Case.

3.	Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Claims created by the rejection of executory contracts and unexpired leases pursuant to Article IV. A. of the Plan, or the expiration or termination of any executory contract or unexpired lease prior to the Effective Date, must be filed with the Bankruptcy Court and served on the Reorganized Debtor no later than thirty (30) days after the Effective Date.  Any Claims arising from the rejection of an executory contract or unexpired lease pursuant to Article IV.A.  for which proofs of Claim are not timely filed within that time period will be forever barred from assertion against the Debtor, the Reorganized Debtor, the Estate, its successors and assigns, and its assets and properties, unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein.  All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in this Plan.  Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as General Unsecured Claims under the Plan.

4.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

a.           Cure of Defaults.  Any provisions or terms of the Debtor’s executory contracts or unexpired leases to be assumed pursuant to the Plan that are, or may be, alleged to be in default, shall be satisfied solely by Cure or by an waiver of Cure agreed upon between the Debtor and applicable counterparty.  Except with respect to executory contracts or unexpired leases in which the Debtor and the applicable counterparties have stipulated in writing to payment of Cure, all

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requests for payment of Cure must be Filed on or before the Cure Bar Date.  Any request for payment of Cure that is not timely Filed shall be disallowed automatically and forever barred from assertion and shall not be enforceable against the Reorganized Debtor, without the need for any objection by the Reorganized Debtor or further notice to or action, order, or approval of the Bankruptcy Court, and any such Claim for Cure shall be deemed fully satisfied, released, and discharged, notwithstanding anything included in the Schedules or in any proof of Claim to the contrary; provided, however, that nothing shall prevent the Reorganized Debtor from paying any Cure despite the failure of the relevant counterparty to File such request for payment of such Cure.  The Reorganized Debtor also may settle any Cure without further notice to or action, order, or approval of the Bankruptcy Court.

b.           Objections to Cure.  If the Debtor or Reorganized Debtor, as applicable, object to any request for Cure or any other matter related to assumption, the Bankruptcy Court shall determine the Allowed amount of such Cure and any related issues.  If there is a dispute regarding such Cure, the ability of the Reorganized Debtor or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then such Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtor or Reorganized Debtor and the counterparty to the executory contract or unexpired lease.  Any counterparty to an executory contract or unexpired lease that fails to object timely to the proposed assumption of any executory contract or unexpired lease will be deemed to have consented to such assumption.  The Debtor or Reorganized Debtor, as applicable, reserve the right, either to reject or nullify the assumption of any executory contract or unexpired lease no later than thirty (30) days after a Final Order determining the Cure or any request for adequate assurance of future performance required to assume such executory contract or unexpired lease.

c.           Release and Satisfaction of Debtor upon Assumption.  Assumption of any executory contract or unexpired lease pursuant to the Plan or otherwise  and after satisfaction of any Cure, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time prior to the effective date of assumption.

  The Plan contains detailed provisions regarding the treatment of executory contracts the Debtor intends to assume and those the Debtor intends to reject.  Parties in interest are respectfully invited to review the Plan for further details.

5.	Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtor that any such contract or lease is in fact an executory contract or unexpired lease or that the Reorganized Debtor has any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtor or Reorganized Debtor, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

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J.	Conditions Precedent to Confirmation and the Effective Date

1.	Conditions to Confirmation

The only condition precedent to confirmation of the Plan is that the Bankruptcy Court shall have Entered the Confirmation Order in form and substance acceptable to the Debtor and the Committee.

2.	Conditions to the Effective Date.

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with the Plan:

(i)           the Confirmation Order shall be a Final Order;

(ii)           all other actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan shall have been effected, and in each case, shall have been duly and validly executed and delivered by the parties thereto and all conditions to their effectiveness shall have been satisfied or waived in accordance therewith;

(iii)           the Debtor shall have received all authorizations, consents, rulings, opinions, or other documents that are determined by the Debtor,  to be necessary to implement the Plan and that are required by law, regulation, or order; and

(v)           Holdco shall not have exercised the Effective Date Deferral Election.

3.	Effective Date Deferral Election.

  At Holdco’s election, which may be made by Holdco from time to time, the occurrence of the Effective Date may be deferred to a date selected by Holdco in its sole discretion, which date may be further extended by Holdco from time to time in Holdco’s sole discretion, provided, however, the Effective Date cannot be deferred past, and must occur no later than, the date that is three business days after the date any order determining the FDIC Priority Claims Determination is a Final Order.

The conditions set forth in Article IX, Sections A and B, of the Plan (except for the condition appearing in Article IX.B. (iii)), may be waived, in whole or in part, by Holdco, materially inconsistent with the material terms and conditions of the Plan or the Term Sheet after consultation with the Debtor, without any notice to any other parties in interest (other than the Debtor) or the Bankruptcy Court and without a hearing. In the event there is dispute between Debtor and Holdco as to whether the proposed waiver would be materially inconsistent with the material terms and conditions of the Plan or the Term Sheet, then the Bankruptcy Court will determine whether there is such a material conflict and the parties will accept and not appeal the Bankruptcy Court’s determination. In the event the Bankruptcy Court determines that the proposed waiver of condition would result in such material conflict, Holdco would not be permitted to waive such condition absent the Debtor’s consent. The failure of the Plan Proponents to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

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If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any claims by or Claims against the Debtor; (ii) prejudice in any manner the rights of the Debtor, any holder of a Claim or Interest, or any other Person; or (iii) constitute an admission, acknowledgement, offer, or undertaking by the Debtor, any Creditors, or holders of Interests, or any other Person in any respect.

K.	Discharge, Release, Injunction and Related Provisions

1.	Satisfaction of Claims

Except to the extent otherwise provided in the Plan, the treatment of all Claims or Interests in the Debtor under the Plan shall be in exchange for and in complete satisfaction and release of, all Claims or Interests in the Debtor of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred thereon from and after the Petition Date, or against the Estate.  Except as otherwise provided in the Plan, upon the Effective Date, all Claims and Interests in the Debtor and the Estate shall be satisfied and released in full in exchange for the consideration provided under the Plan.  Except as otherwise provided in the Plan, all Persons shall be precluded and enjoined from asserting against the Debtor, the Estate or the Reorganized Debtor any Claims or Interests or other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

2.	Discharge of Claims and Termination of Interests

Except as otherwise specifically provided in this Plan or in the Confirmation Order, pursuant to section 1141(d) of the Code, the Distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge and release, effective as of the Effective Date, of all Claims, including any interest or penalties accrued on such Claims from and after the Petition Date, whether known or unknown, against liabilities of, liens on, obligations of, rights against and Interests in the Debtor, or any of its assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, rights and Interests, including but not limited to, Claims and Interests that arose before the Confirmation Date, including all debts of the kind specified in sections 502(g), 502(h) and 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of Claim or interest based upon such Claim, debt, right or Interest is Filed or deemed Filed under section 501 of the Code; (b) a Claim or Interest based upon such Claim, debt, right or Interest is allowed under section 502 of the Code, or (c) the Holder of such a Claim, debt, right, or Interest accepted this Plan.  The Confirmation Order shall constitute a determination of the discharge of all of the Claims against and Interests in the Debtor, subject to the occurrence of the Effective Date.

3.	Compromise and Settlement

Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the Distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims and Equity Interests

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on the terms set forth in the Plan.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all Claims and Equity Interests, as well as a finding by the Bankruptcy Court that such compromise or settlement is fair, equitable, reasonable and in the best interests of the Debtor, the Estate and Holders of Claims and Equity Interests.  Entry of the Confirmation Order also shall constitute the Bankruptcy Court’s approval of the releases set forth in the Plan pursuant to Bankruptcy Rule 9019 and its finding that the releases are: (i) in exchange for the good and valuable consideration provided by the Releasees, a good faith settlement and compromise of the Claims released by releases set forth in the Plan; (ii) in the best interests of the Debtor and all Holders of Claims; (iii) fair, equitable and reasonable; (iv) given and made after due notice and opportunity for hearing; and (v) a bar to any of the Debtor or the Reorganized Debtor, the Committee, or the Holders of Claims against the Debtor asserting any Claim released by the Releasing Parties set forth in the Plan against any of the Releasees.

4.	Releases

       a.           Releases of Third Parties by the Debtor.  Notwithstanding anything contained in the Plan to the contrary, on the Effective Date and effective as of the Effective Date, the Debtor on behalf of itself and the Estate, for the good and valuable consideration provided by each of the Releasees, including, without limitation, the services of the Debtor’s officers, employees and directors, hereby provides a full release to the Releasees (and each such Releasee so released shall be deemed released by the Debtor) and their respective properties from any and all Causes of Action and any other debts, obligations, rights, suits, damages, actions, derivative claims, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date, in law, at equity, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtor, including, without limitation, those that the Debtor or the Reorganized Debtor would have been legally entitled to assert or that any Holder of a Claim against or Equity Interest in the Debtor or other Entity would have been legally entitled to assert for or on behalf of the Debtor, the Reorganized Debtor or the Estate and further including those in any way related to the Chapter 11 Case or the Plan; provided, however, that the foregoing provisions shall have no effect on the liability of any Releasee that results from any act or omission (a) that is determined in a Final Order to be solely due to such Releasee’s own respective gross negligence or intentional or willful misconduct or fraud; or (b) with respect to any of the FDIC Causes of Action, and (c) with respect to any of the Directors and Officers Causes of Action.

       b.           Releases of Third Parties by Others. Notwithstanding anything contained in the Plan to the contrary, on the Effective Date and effective as of the Effective Date, the Releasing Parties shall be deemed to provide a full release to the Releasees and their respective property from any and all Causes of Action, whether known or unknown, whether for tort, contract, violations of federal or state securities laws or otherwise, and all direct claims, based in whole or in part upon any act or omission, transaction, or other

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occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtor, including those in any way related to the Chapter 11 Case or the Plan; provided, however, that the foregoing provisions shall have no effect on the liability of any Releasee that results from any act or omission that is determined in a Final Order to be solely due to such Releasee’s own gross negligence or intentional or willful misconduct or fraud; provided, further, however, that other than as set forth in the Plan, nothing in the Plan or the Confirmation Order shall affect, release, enjoin or impact in any way the prosecution of any claims by the FDIC against any non-Debtor, including the Releasees.

5.	Exculpation

The Releasees and the Debtor shall neither have nor incur any liability to any Person for any act taken or omission made in good faith in connection with or related to the administration of the Case, including, but not limited to, the formulation, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, or any other contract, instrument, release, or other agreement or document created in connection with the Plan or regarding any Distribution made under the Plan, except to the extent that the action taken or omitted to be taken by each of the same is determined by a Final Order to be due to such Person’s own respective gross negligence, intentional or willful misconduct or fraud.

6.	Preservation of Rights of Action

       a.           Vesting of Causes of Action.  Except as expressly released or otherwise expressly provided in the Plan, pursuant to section 1123(b) of the Code, the Debtor and the Reorganized Debtor, as applicable, exclusively shall be vested with and shall retain and may enforce any and all Causes of Action that the Debtor or the Estate may hold or have against any Person or Entity (including, without limitation, the FDIC Causes of Action and the Former Officer and Director Causes of Action), all of which are hereby preserved, including all Causes of Action, and all rights of disallowance, offset, recharacterization and/or equitable subordination with respect to claims, and causes of action that have been or may be brought by or on behalf of the Debtor, the Estate, the Committee or the Reorganized Debtor.  Such claims, rights and causes of action shall remain assets of and vest in the Reorganized Debtor, whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such claims, rights and causes of action have been listed or referred to in the Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court.  Neither the Debtor, the Estate, the Committee, nor the Reorganized Debtor waives, releases, relinquishes, forfeits, or abandons (nor shall they be estopped or otherwise precluded or impaired from asserting) any claims, rights and causes of action or defenses that constitute property of the Debtor or its Estate: (a) whether or not such claims, rights, causes of action, or defenses have been listed or referred to this Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court, (b) whether or not such claims, rights and causes of action, or defenses are currently known to the Debtor, and (c) whether or not a defendant in any litigation relating to such claims, rights or causes of action filed a proof of Claim in the Case, filed a notice of appearance or any other pleading or notice in the Case, voted for or against this Plan, or received or retained any consideration under this Plan.  Without in any manner limiting the scope of the foregoing, notwithstanding any otherwise

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applicable principle of law or equity, including any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, (x) the failure to list, disclose, describe, identify, analyze or refer to any claims, rights and causes of action, or defenses in the Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter the right of the Debtor or the  Reorganized Debtor, to commence, prosecute, defend against, settle, recover on account of, and realize upon any such claims, rights and causes of action, that the Debtor, its Estate, or the Committee may have as of the Effective Date, and (y) from and after the Effective Date, the Reorganized Debtor shall have exclusive standing and authority to prosecute any Causes of Action, including, without limitation, any FDIC Causes of Action or Former Officer and Director Causes of Action.

       b.           Reservation of Causes of Action.  The Debtor expressly reserves all its Causes of Action, including, without limitation, all claims, rights, Causes of Action, including the FDIC Causes of Action, and defenses for later adjudication by the Debtor or Reorganized Debtor, as applicable, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches will apply to such claims, rights and causes of action, and defenses upon or after the confirmation or consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order.  In addition, the Debtor and the Reorganized Debtor expressly reserve the right to pursue or adopt claims, rights and causes of action that are alleged in any lawsuits in which the Debtor is a defendant or an interested party, against any entity, including the plaintiffs or co-defendants in such lawsuits.  Any entity to whom the Debtor has incurred an obligation (whether on account of services, purchase, sale of goods or otherwise), or who has received services from the Debtor, or who has received money or property from the Debtor, or who has transacted business with the Debtor, or who has leased equipment or property from or to the Debtor should assume that such obligation, receipt, transfer or transaction may be reviewed by the Reorganized Debtor subsequent to the Effective Date and may be the subject of an action after the Effective Date, whether or not: (a) such entity has filed a proof of Claim against the Debtor in this Case; (b) such entity’s proof of Claim has been objected to by the Debtor; (c) such entity’s Claim was included in the Debtor’s Schedules; or (d) such entity’s scheduled Claim has been objected to by the Debtor or has been identified by the Debtor as contingent, unliquidated or disputed.

       c.           Reservation of Rights Regarding Claims.  Neither the failure to list a Claim in the Schedules filed by the Debtor, the failure of the Debtor or any other Person to object to any Claim for purpose of voting, the failure of the Debtor or any other Person to object to a Claim or Administrative Claim before confirmation or consummation of the Plan or the Effective Date, the failure of any Person to assert a Claim or cause of action before confirmation or consummation of the Plan or the Effective Date, the absence of a proof of Claim having been filed with respect to a Claim nor any action or inaction of the Debtor or any other Person with respect to a Claim or Administrative Claim, other than a legally effective express waiver or release, shall be deemed a waiver or release of the right of the Debtor or the Reorganized Debtor before or after solicitation of votes on the Plan or before or after the Confirmation Date or the Effective Date to (a) object to or examine such Claim or Administrative Claim in whole or in part or (b) retain and either assign or exclusively assert, pursue, prosecute, utilize, otherwise act or otherwise enforce any claim or cause of action against the holder of any such Claim.

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7.	Injunction

Except as otherwise expressly provided in the Plan, the documents executed pursuant to this Plan, or the Confirmation Order, on and after the Effective Date, all Persons and Entities who have held, currently hold, or may hold a debt, Claim, or Interest discharged pursuant to the terms of this Plan (including but not limited to States and other governmental units, and any State official, employee, or other entity acting in an individual or official capacity on behalf of any State or other governmental units) shall be permanently enjoined from: (a) taking any of the following actions on account of any such discharged debt, Claim, or Interest:  (1) commencing or continuing in any manner any action or other proceeding against the Debtor, the Reorganized Debtor, their successors, or their property; (2) enforcing, attaching, executing, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtor, the Reorganized Debtor, their successors, or their property; (3) creating, perfecting, or enforcing any lien or encumbrance against the Debtor, the Reorganized Debtor, their successors, or their property; (4) asserting any set off, right of subrogation, or recoupment of any kind against any obligation due the Debtors, the Reorganized Debtors, their successors, or their property; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; and (b) taking any of the foregoing actions on account of any Claims or Causes of Action that are revested in, or transferred to, the Reorganized Debtor as of the Effective Date or under the Plan commencing or continuing in any manner any action or other proceeding of any kind to recover on or otherwise with respect to such Claims or rights of action.  Any person or entity injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages from the willful violator.

L.	Retention of Jurisdiction

Following the Effective Date, the Bankruptcy Court shall retain such jurisdiction to the maximum extent as is legally permissible, including, without limitation, for the following purposes:

i.           To determine the allowability, amount, classification, or priority of Claims upon objection by the Reorganized Debtor;

ii.           To construe and to take any action to execute and enforce the Plan, the Confirmation Order, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance, and consummation of the Plan, and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Case on or before the Effective Date;

iii.           To rule on any and all applications for allowance of compensation and expense reimbursement of Professionals for periods on or before the Effective Date;

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iv.           To rule on any request for payment of any Administrative Claim or administrative expense;

v.           To resolve any dispute regarding the implementation, execution, performance, consummation, or interpretation of the Plan;

vi.           To resolve all applications, adversary proceedings, contested matters, and other litigated matters instituted on or before the Effective Date;

vii.           To hear and determine any actions related to the Recovery Rights, whether or not such actions are pending on or commenced after the Effective Date and to recover any assets of the Debtor’s Estate;

viii.           To determine such other matters and to perform other functions as may be provided in the Confirmation Order;

ix.           To modify the Plan under section 1127 of the Code, to remedy any apparent nonmaterial defect or omission in the Plan, or to reconcile any nonmaterial inconsistency in the Plan so as to carry out its intent and purposes;

x.           To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any entity;

xi.           To issue such orders in aid of execution of the Plan and the Confirmation Order, notwithstanding any otherwise applicable non-bankruptcy law, with respect to any entity, to the full extent authorized by the Code;

xii.           To hear and determine any tax disputes concerning, and to determine and declare any tax effects under the Plan; and

xiii.           To enter a final decree closing the Case.

M.	Miscellaneous Provisions

The Plan also contains numerous miscellaneous provisions.  Parties in interest are respectfully invited to review the Plan for further details.

VII.  Statutory Requirements For Confirmation Of The Plan

The following is a brief summary of the confirmation process.  Holders of Claims and Equity Interests are encouraged to review the relevant provisions of the Bankruptcy Code and to consult their own advisors.

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A.	The Confirmation Hearing

       Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to conduct a hearing to consider confirmation of a plan.  Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation.

B.	Confirmation Standards

       At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements of section 1129 of the Bankruptcy Code.  The Debtor believes that:  (1) the Plan satisfies or will satisfy all of the statutory requirements of chapter 11 of the Bankruptcy Code; (2) it has complied or will have complied with all of the requirements of chapter 11 of the Bankruptcy Code; and (3) the Plan has been proposed in good faith.  Specifically, the Debtor believes that the Plan satisfies or will satisfy the applicable Confirmation requirements of section 1129 of the Bankruptcy Code, including those set forth below.

a.           The Plan complies with all applicable provisions of the Bankruptcy Code.

b.           The Plan Proponents will have complied with the applicable provisions of the Bankruptcy Code.

c.           The Plan has been proposed in good faith and not by any means forbidden by law.

d.           Any payment made or to be made under the Plan for services or for costs and expenses in, or in connection with, the Case, or in connection with the Plan and incident to the Case, has been or will be disclosed to the Bankruptcy Court, and any such payment:  (a) made before the Confirmation of the Plan will be reasonable; or (b) will be subject to the approval of the Bankruptcy Court as reasonable, if it is to be fixed after Confirmation of the Plan.

e.           Each Holder of an Impaired Claim has accepted the Plan or will receive or retain under the Plan on account of such Claim property of a value as of the Effective Date of the Plan that is not less than the amount that such Holder would receive or retain if the Debtor were liquidated on that date under chapter 7 of the Bankruptcy Code.

f.           Each Class of Claims  that is entitled to vote on the Plan has either accepted the Plan or is not Impaired under the Plan, or the Plan can be confirmed without the approval of such voting Class of Claims or Equity Interests pursuant to section 1129(b) of the Bankruptcy Code.

g.           Except to the extent that the Holder of a particular Claim will agree to a different treatment of its Claim, the Plan provides that Holders of Administrative Claims, Holders of Priority Tax Claims,  and Holders of Non-FDIC Priority Claims shall receive payment in Cash, in full on the Effective Date unless otherwise agreed to by the Creditor and the

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Debtor or the Reorganized Debtor.  Holders of FDIC Priority Claims, to the extent Allowed, shall receive periodic payments of Net Free Cash until such Allowed Claim is paid in full.

h.           At least one Class of Impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by any Insider holding a Claim in that Class.

i.           Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor or any successors thereto under the Plan, unless the Plan contemplates such liquidation or reorganization.

j.           The Debtor has paid the required filing fees pursuant to 28 U.S.C. § 1930 to the clerk of the Bankruptcy Court.

k.           In addition to the filing fees paid to the clerk of the Bankruptcy Court, the Debtor will pay quarterly fees no later than the last day of the calendar month following the calendar quarter for which the fee is owed in the Debtor’s Case for each quarter (including any fraction thereof), to the United States Trustee, until the case is closed.

C.	Financial Feasibility

       The Bankruptcy Code permits a chapter 11 plan to be confirmed if it is not likely to be followed by liquidation or the need for further financial reorganization, other than as provided in such plan. For purposes of determining whether the Plan meets this requirement, Holdco has analyzed the ability of the Reorganized Debtor to meet its obligations under the Plan.  Holdco believes the Plan meets the feasibility requirement set forth in section 1129(a)(11) of the Bankruptcy Code, as Confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Reorganized Debtor. The discussion regarding feasibility is set forth above and is incorporated here by reference.

D.	Best Interests of Creditors Test

       Under the Bankruptcy Code, confirmation of a plan also requires a finding that the plan is in the “best interests” of creditors.  Under the “best interests” test, the Bankruptcy Court must find (subject to certain exceptions) that the Plan provides, with respect to each Impaired Class, that each Holder of an Allowed Claim or Equity Interest in such Impaired Class has accepted the Plan, or will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code.

       The Plan Proponents believe that the Plan will produce a greater recovery for Holders of Allowed Claims against and Equity Interests in the Estate than would be achieved in a liquidation pursuant to chapter 7 of the Bankruptcy Code.  The reason for this largely is a function of the Plan structure and the protections built in to the Plan structure that shield Creditors making the Cash Entitlement Election from the risks of the Reorganized Debtor’s post-confirmation business activities.  Essentially, the Plan provides General Unsecured Creditors with an option – they can either elect to “cash out” and thereby receive a Distribution based upon

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Cash on hand and the proceeds, if any, recovered by the Reorganized Debtor in the FDIC Causes of Action and any other potential causes of action or assets, or they can do nothing, and if confirmed, then the Plan by default converts their Allowed Claims into New Series A Common Stock.  The Cash that will be available for Distribution to those who make the Cash Entitlement Election – the Cash on hand on the Effective Date and the proceeds, if any, of the FDIC Causes of Action and other assets – will be segregated (to the extent and in the amount necessary to make Distributions to those Creditors who properly make the Cash Entitlement Election) and not consumed by the Reorganized Debtor in its operations post-confirmation.  Thus, there are no circumstances under which Creditors who are Holders of Allowed Claims will recover less than would be available in a chapter 7 liquidation, unless they specifically assume that risk by refraining from making the Cash Entitlement Election and instead receive New Series A Common Stock on account of their Allowed Claims.

Furthermore, the holders of Allowed General Unsecured Claims that elect the Cash Election Entitlement will receive their recoveries with no dilution for chapter 7 trustee fees and costs, including the costs of administering the chapter 7 case. If this Case was converted to a chapter 7 liquidation, a trustee would be appointed by the Bankruptcy Court.  That trustee would liquidate the remaining assets of the Debtor's Estate and distribute the proceeds in accordance with the priorities established under the Code.

All administrative expenses of the chapter 7 case, including the chapter 7 trustee's fees (which can be as high as 3% of the total amount collected and disbursed) would have to be paid in full before payment of the unpaid administrative expenses from the Case.  Unpaid chapter 11 Administrative Claims would, in turn, be paid in full before any Distribution could be made to unsecured Creditors.  It is unusual for Distributions to be made within one year of the appointment of a chapter 7 trustee in a case involving substantial assets or Claims.  In addition, the chapter 7 trustee would not have the expertise or familiarity with the FDIC Causes of Action, or any other potential Claim objections, which will likely result in substantial delay and increased costs in the prosecution and recovery on these critical lawsuits.

Thus, in a chapter 7 liquidation, it is likely the total proceeds would be approximately the same, or possibly less for those creditors that elect the Cash Election Entitlement.  However, the administrative expenses associated with the chapter 7 case would very likely exceed the expenses that the Reorganized Debtor will incur in the implementation of the Plan, and the Distributions likely would be delayed longer than the Distributions that will be made under the Plan.  Therefore, the Plan Proponents believes that the Plan satisfies the requirements of the "best interests" test and provides Creditors at least as much present value as they would receive in a chapter 7 liquidation.

The Liquidation Analysis does not compare the ultimate recoveries to Creditors who become shareholders of the Reorganized Debtor with the recoveries to Creditors who make the Cash Entitlement Election.  Such a comparison is difficult to illustrate, in light of uncertainties about the Reorganized Debtor’s prospects.  The Reorganized Debtor’s future business plan is discussed below.

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Based upon the conclusions set forth herein the Plan Proponents believe that the value of Distributions, if any, in a hypothetical chapter 7 liquidation to Holders of Allowed General Unsecured Claims would be less than or equal to the value of distributions to such Holders under the Plan and Plan Proponents believes that the Plan satisfies the “best interests” test of section 1129(a)(7) of the Bankruptcy Code.

E.	Acceptance by Impaired Classes

       The Bankruptcy Code requires, as a condition to confirmation, that, except as described in the following section, each class of claims or equity interests that is impaired under a plan, accept the plan.  A class that is not “impaired” under a plan is conclusively presumed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.  A class is “impaired” unless the plan:  (i) leaves unaltered the legal, equitable, and contractual rights to which the claim or the equity interest entitles the holder of such claim or equity interest; (ii) cures any default and reinstates the original terms of such obligation; or (iii) provides that, on the Effective Date, the holder of such claim or equity interest receives Cash equal to the allowed amount of that claim or, with respect to any equity interest, any fixed liquidation preference to which the holder of such equity interest is entitled to any fixed price at which the debtor may redeem the security.

       Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of claims in that class, but for that purpose counts only those who actually vote to accept or to reject the plan.  Thus, a class of claims will have voted to accept the plan only if two-thirds in amount and a majority in number actually voting cast their Ballots in favor of acceptance.

       The Claims in Classes 1, 2, 3, and 7 are not Impaired under the Plan, and, as a result, the Holders of such Claims are conclusively presumed to have accepted the Plan.

       The Voting Classes – Classes 4, 5 and 6 -- are Impaired under the Plan, and the Holders of Claims in such Classes are entitled to vote on the Plan.  Pursuant to section 1129 of the Bankruptcy Code, the Holders of Claims in the Voting Classes must accept the Plan for the Plan to be confirmed without application of the “fair and equitable test” to such Classes and without considering whether the Plan “discriminates unfairly” with respect to such Classes, as both standards are described herein.

F.	Confirmation Without Acceptance by All Impaired Classes

       Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a Plan even if all other impaired classes entitled to vote on the plan have not accepted it, provided that the plan has been accepted by at least one impaired class.  Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or conclusively presumed rejection of the plan, such plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as “cram down,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

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1.	No Unfair Discrimination

This test applies to classes of claims or equity interests that are of equal priority and are receiving different treatment under the Plan.  The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.”  In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character).  Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly, and, accordingly, a plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class.

2.	Fair and Equitable Test

This test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class.  As to the non-accepting class, the test sets different standards depending on the type of claims or equity interests in such class.

Secured Claims:  The condition that a plan be “fair and equitable” to a non-accepting class of secured claims includes the requirements that:  (a) the holders of such secured claims retain the liens securing such claims to the extent of the allowed amount of the claims, whether the property subject to the liens is retained by the debtor or transferred to another entity under the plan; and (b) each holder of a secured claim in the class receives deferred cash payments totaling at least the allowed amount of such claim with a present value, as of the effective date of the plan, at least equivalent to the value of the secured claimant’s interest in the debtor’s property subject to the liens.

Unsecured Claims:  The condition that a plan be “fair and equitable” to a non-accepting class of unsecured claims includes the following requirement that either:  (a) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (b) the holder of any claim or any equity interest that is junior to the claims of such class will not receive or retain under the plan on account of such junior claim or junior equity interest any property.

Equity Interests:  The condition that a plan be “fair and equitable” to a non-accepting class of equity interests includes the requirements that either:  (a) the plan provides that each holder of an equity interest in that class receives or retains under the plan on account of that equity interest property of a value, as of the effective date of the plan, equal to the greater of:  (i) the allowed amount of any fixed liquidation preference to which such holder is entitled; (ii) any fixed redemption price to which such holder is entitled; or (iii) the value of such interest; or (b) if the class does not receive the amount as required under (a) hereof, no class of equity interests junior to the non-accepting class may receive a distribution under the plan.

The Plan Proponents will seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code in view of the conclusively presumed rejection by Class 8.  To the extent that any of the Voting Classes vote to reject the Plan, the Debtor further reserves the right to (a) seek

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Confirmation of the Plan under section 1129(b) of the Bankruptcy Code and/or (b) modify the Plan in accordance with Article XI.C of the Plan.

The votes of Holders of Equity Interests in Class 8 are not being solicited because, as set forth in Article III of the Plan, there will be no distribution to any of these Classes.

Notwithstanding the conclusively presumed rejection by Class 8 or any Class that votes to reject the Plan, the Plan Proponent do not believe that the Plan discriminates unfairly against any Impaired Class of Claims or Equity Interests.  The Plan Proponents believe that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

VIII.  Certain Risk Factors To Be Considered Prior To Voting

A.	Certain Bankruptcy Law Considerations

       The occurrence or non-occurrence of any or all of the following contingencies, and any others, including those additional risk factors described in attached Exhibit B (which is incorporated here by reference), could affect distributions available to Holders of Allowed Claims under the Plan but will not necessarily affect the validity of the vote of the Impaired Classes to accept or reject the Plan or necessarily require a re-solicitation of the votes of Holders of Claims in such Impaired Classes.

1.	Parties in Interest May Object to the Plan’s Classification of Claims and Equity Interests

       Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class.  The Plan Proponents believe that the classification of Claims and Equity Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Plan Proponents created Classes of Claims and Equity Interests, each encompassing Claims or Equity Interests, as applicable, that are substantially similar to the other Claims and Equity Interests in each such Class.  Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

2.	Failure to Satisfy Vote Requirements

       If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Plan Proponents intend to seek, as promptly as practicable thereafter, confirmation of the Plan.  In the event that sufficient votes are not received, the Plan Proponents may seek to confirm an alternative chapter 11 plan.  There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to the Holders of Allowed Claims as those proposed in the Plan.

3.	The Debtor May Not Be Able to Secure Confirmation of the Plan

       Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the bankruptcy court that:

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(a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial restructuring unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting holders of claims and equity interests within a particular class under such plan will not be less than the value of distributions such holders would receive if the Debtor was liquidated under chapter 7 of the Bankruptcy Code.

There can be no assurance that the requisite acceptances to confirm the Plan will be received.  Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan.  A non-accepting Holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules.  Even if the Bankruptcy Court determines that this Disclosure Statement, the balloting procedures, and the voting results are appropriate, the Bankruptcy Court can still decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation have not been met, including the requirement that the terms of the Plan do not “unfairly discriminate” and are “fair and equitable” to non-accepting Classes. If the Plan is not confirmed, it is unclear what distributions, if any, Holders of Allowed Claims will receive with respect to their Allowed Claims.

The Plan Proponents, subject to the terms and conditions of the Plan, reserve the right to modify the terms and conditions of the Plan as necessary for confirmation.  Any such modifications could result in a less favorable treatment of any non-accepting Class, as well as of any Classes junior to such non-accepting Class, than the treatment currently provided in the Plan.  Such a less favorable treatment could include a Distribution of property to the Class affected by the modification of a lesser value than currently provided in the Plan, or no Distribution of property whatsoever under the Plan.

4.	Nonconsensual Confirmation

In the event that any impaired class of claims or equity interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm such a plan at the proponents’ request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired classes.  The Plan Proponents believe that the Plan satisfies these requirements and the Plan Proponents may request such nonconsensual Confirmation in accordance with subsection 1129(b) of the Bankruptcy Code.  Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion.  In addition, the pursuit of nonconsensual confirmation of the Plan may result in, among other things, increased expenses relating to Professionals.

5.	The Plan Proponents May Object to the Amount or Classification of a Claim

Except as otherwise provided in the Plan, the Plan Proponents and the Reorganized Plan Debtor reserve the right to object to the amount or classification of any Claim under the Plan.  The estimates set forth in this Disclosure Statement cannot be relied on by any Holder of a Claim

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where such Claim is subject to an objection.  Any Holder of a Claim that is subject to an objection may not receive its expected share of the estimated Distributions described in this Disclosure Statement and may not be entitled to vote on the Plan.

6.	Risk of Non-Occurrence of the Effective Date

Although the Plan Proponents believe that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur.  As noted above, the occurrence of the Effective Date could be delayed for months or years after the Confirmation Date.

7.	Contingencies Could Affect Votes of Impaired Classes to Accept or Reject the Plan

The distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, the outcome of litigation with the FDIC and the FDIC Priority Claims Determination.  The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes.

B.	Risk Factors that May Affect the Recovery Available to Holders of Allowed Claims

HOLDERS OF CLAIMS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND RELATED DOCUMENTS, REFERRED TO OR INCORPORATED BY REFERENCE IN THIS DISCLOSURE STATEMENT, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.  THIS ARTICLE PROVIDES INFORMATION REGARDING POTENTIAL RISKS IN CONNECTION WITH THE PLAN.  THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

1.	The Plan Proponents Cannot State with any Degree of Certainty What Recovery Will Be Available to Holders of Allowed Claims in Voting Classes

Many unknown factors make certainty of creditor recoveries under the Plan impossible.  Among them are the following:  First, Holdco and the Plan Proponents cannot know with any certainty, at this time, the exact value of the New Series A Common Stock or New Series B Common Stock in the Reorganized Debtor that may be issued in connection with the Cash Election Entitlement, or what the results will be of the Reorganized Debtor’s post-confirmation business activities.  Second, the Plan Proponents cannot know with any certainty, at this time, the number or amount of Claims that will ultimately be Allowed.  Third, the Plan Proponents cannot know with any certainty, at this time, the number or size of Claims senior to the Voting Classes or unclassified Claims that will ultimately be Allowed

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No less than three unknown factors make certainty of creditor recoveries under the Plan impossible.  First, Holdco cannot know with any certainty, at this time, the exact value of the New Series A Common Stock or New Series B Common Stock in the Reorganized Debtor that may be issued in connection with the Cash Election Entitlement.  Second, the Plan Proponents cannot know with any certainty, at this time, the number or amount of Claims that will ultimately be Allowed.  Third, the Plan Proponents cannot know with any certainty, at this time, the number or size of Claims senior to the Voting Classes or unclassified Claims that will ultimately be Allowed.

2.	The Debtor is Subject to Litigation Which, if Adversely Determined, Could Result in Substantial Losses

As further discussed in Article IV, the Debtor is, from time to time, subject to various litigation claims and legal disputes, including, among other things, the FDIC Tax Refund Cause of Action described in Article IV.F.2.  If the FDIC Tax Refund Cause of Action described in Article IV.F.2 above is determined adversely to the Debtor, substantially less funds may be available to be distributed under the Plan.  If the Court does not estimate the FDIC Priority Claim at zero, or at an amount that is immaterial, then the Plan may not be feasible.

C.	Risk Factors Could Negatively Impact the Reorganized Debtor’s Business

The risks enumerated above could have a materially adverse effect on the business, financial condition, or results of operations of the Reorganized Debtor.  Moreover, the Reorganized Debtor’s business may be adversely affected by the major recession currently being experienced in the United States.  Investment returns could be less than projected and the Reorganized Debtor might be forced to liquidate investments to raise Cash.  Additional risks and uncertainties not currently known to the Debtor or that the Debtor currently deems immaterial may also materially adversely affect the Reorganized Debtor’s business, financial condition, or results of operations.  Moreover, the Reorganized Debtor will be engaged in inherently risky business, and there is substantial risk that the Reorganized Debtor’s business plan will not perform as well as intended.   There is no assurance that management will select investments that produce results that meet expectations.   There is no assurance that New Series A Common Stock and New Series B Common Stock will avoid becoming worthless and losing all of its value.

In addition to the possibility of a loss in the value of the New Series A Common Stock and New Series B Common Stock due to risks associated with the Reorganized Debtor’s business, a liquid trading market for the New Series A Common Stock and New Series B Common Stock might never develop.  As of the Effective Date, neither the New Series A Common Stock nor the New Series B Common Stock will be listed for trading on any stock exchange or trading system, and no such listing is anticipated in the future.  Consequently, the trading liquidity of the New Series A Common Stock and the New Series B Common Stock is expected to be very limited.  In addition, it is expected that from and after the Effective Date, the certificate of incorporation of the Reorganized Debtor will contain certain restrictions in relation to the transfer of New Series A Common Stock and New Series B Common Stock.  In particular, without the prior approval of the New Board, no person will be permitted to acquire, whether directly or indirectly, and whether in one transaction or a series of related transactions, shares of the Reorganized Debtor to the extent that, after giving effect to the proposed acquisition, (i) the

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purported transferee or, as a result of the proposed acquisition, any other person, would hold more than 4.9% of the total equity value of the Reorganized Debtor, or (ii) a person who already holds at least 4.9% of the total equity value of the Reorganized Debtor shares would hold shares representing a higher percentage of that value.

As a result of the above risk factors, the ultimate value of each share of the Reorganized Debtor's  New Series A and B Common Stock is uncertain and holders thereof may incur a complete loss.

D.	Disclosure Statement Disclaimer

1.	Information Contained Herein Is for Soliciting Votes

The information contained in this Disclosure Statement is for the purposes of soliciting acceptances of the Plan and may not be relied upon for any other purposes.

2.	This Disclosure Statement Was Not Approved by the United States Securities and Exchange Commission

Although this Disclosure Statement will be filed with the Securities Exchange Commission on a Form 8-K, neither the Securities Exchange Commission nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement, or the exhibits or the statements contained herein, and any representation to the contrary is unlawful.

3.	This Disclosure Statement May Contain Forward Looking Statements

This Disclosure Statement may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward looking terminology such as “may,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology.  The reader is cautioned that all forward looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements.  The information contained herein and attached hereto are estimates only, and the timing and amount of actual distributions to Holders of Allowed Claims may be affected by many factors that cannot be predicted.  Therefore, any analyses, estimates or recovery projections may or may not turn out to be accurate.

4.	Reliance on Exemptions from Registration Under the Securities Act and Investment Company Act

The Plan provides that the Debtor and the Reorganized Debtor may rely on section 1145 of the Bankruptcy Code as well as exemptions from registration under the Securities Act and the Investment Company Act.  Parties in interest are invited to review the Plan for further details.

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5.	No Legal or Tax Advice Is Provided to You by this Disclosure Statement

This Disclosure Statement is not legal advice to you.  The contents of this Disclosure Statement should not be construed as legal, business, or tax advice.  Each Holder of a Claim or an Equity Interest should consult his or her own legal counsel and accountant with regard to any legal, tax, and other matters concerning his or her Claim or Equity Interest.  This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan, or object to confirmation of the Plan.

6.	No Admissions Made

The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any Entity (including, without limitation, the Plan Proponents) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtor, Holders of Allowed Claims or Equity Interests, or any other parties in interest.

7.	Failure to Identify Litigation Claims or Projected Objections

No reliance should be placed on the fact that a particular litigation claim or projected objection to a particular Claim is, or is not, identified in this Disclosure Statement.  The Plan Proponents or the Reorganized Debtor, may seek to investigate, file, and prosecute objections to Claims and may object to Claims after the Confirmation or Effective Date of the Plan irrespective of whether this Disclosure Statement identifies such Claims or objections to such Claims.

8.	No Waiver of Right to Object or Right to Recover Transfers and Assets

The vote by a Holder of an Allowed Claim for or against the Plan does not constitute a waiver or release of any Claims, Causes of Action, or rights of the Debtor or the Reorganized Debtor (or any party in interest, as the case may be) to object to that Holder’s Allowed Claim, or recover any preferential, fraudulent, or other voidable transfer of assets, regardless of whether any Claims, Causes of Action of the Debtor, its Estate or the Reorganized Debtor are specifically or generally identified herein.

9.	Information Was Provided by the Debtor and Was Relied Upon by the Debtor’s Professionals

The Professionals have relied upon information provided by the Debtor in connection with the preparation of this Disclosure Statement.  Although the Professionals have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not verified independently the information contained herein.

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10.	Potential Exists for Inaccuracies, and the Plan Proponents Have No Duty to Update

The statements contained in this Disclosure Statement are made by the Plan Proponents as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since that date.  While the Plan Proponents have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Plan Proponents nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement.  Further, although the Plan Proponents may subsequently update the information in this Disclosure Statement, they have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court.

11.	No Representations Outside this Disclosure Statement Are Authorized

No representations concerning or relating to the Debtor, this Case, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement.  Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement, should not be relied upon by you in arriving at your decision.  You should promptly report unauthorized representations or inducements to the counsel to the Debtor and the United States Trustee.

12.	Liquidation Under Chapter 7

The Case may be converted to a case under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the assets of the Debtor for distribution in accordance with the priorities established by the Bankruptcy Code.  A discussion of the effects that a chapter 7 liquidation would have on the recoveries of Holders of Claims and the Holdco Liquidation Analysis is set forth in Article VII herein, “Statutory Requirements for Confirmation of the Plan."

IX.  Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Plan to the Debtor and certain Holders of Claims and Equity Interests and is based upon information provided by the Debtor.  This summary does not address the United States federal income tax consequences to Holders (i) whose Claims or Equity Interests are Unimpaired or otherwise entitled to payment in full in Cash under the Plan or (ii) that are deemed to reject the Plan.  This summary is based on the Internal Revenue Code, Treasury Regulations thereunder, and administrative and judicial interpretations and practice, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect.  Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below.  No opinion of counsel has been obtained and the Debtor does not intend to seek a ruling from the IRS as to any of the tax consequences of the Plan discussed below.  This

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summary is not binding on the IRS or the courts. There can be no assurance that the IRS will not assert, or that a court will not sustain, a different position than any position discussed below.

This summary does not address all aspects of United States federal income taxation that may be relevant to the Debtor or to certain Holders in light of their individual circumstances, nor does it discuss tax issues applicable to Holders of Claims or Equity Interests that are not “United States persons” (as such term is defined in the Internal Revenue Code) or that are otherwise subject to special treatment under United States federal income tax law (including, without limitation, banks, brokers, dealers and traders in securities, financial institutions, governmental authorities or agencies, insurance companies, mutual funds, pass-through entities, regulated investment companies, small business investment companies, tax-exempt organizations, and trusts and those holding, or who will hold, Claims, Equity Interests, New Series A Common Stock or New Series B Common Stock as part of a hedge, straddle, conversion or constructive sale transaction).  This summary assumes (i) each Holder of a Claim or Equity Interest holds its Claim, Equity Interests, New Series A Common Stock or other Common Stock in the Reorganized Debtor issued in connection with the Cash Election Entitlement as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code and (ii) the debt obligations(s) underlying each Allowed Claim is properly treated as debt (rather than equity) of the Debtor.  Moreover, this summary does not purport to cover all aspects of United States federal income taxation that may apply to the Debtor and Holders of Claims and Equity Interests based upon their particular circumstances.  Additionally, this summary does not discuss any tax consequences that may arise under any laws other than United States federal income tax law, including under state, local, estate, gift, foreign or other tax law.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR EQUITY INTEREST.  ALL HOLDERS OF CLAIMS OR EQUITY INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL, ESTATE, GIFT, FOREIGN AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

IRS CIRCULAR 230 DISCLOSURE:  TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, ANY TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE INTERNAL REVENUE CODE.  TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THIS DISCLOSURE STATEMENT.  EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

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A.	Certain United States Federal Income Tax Consequences to the Debtor

1.	Cancellation of Debt and Reduction of Tax Attribute

In general, absent an exception, a debtor will realize and recognize CODI upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness.  The amount of CODI, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of (x) the amount of Cash paid, (y) the issue price of any new indebtedness of the taxpayer issued and (z) the fair market value of any new consideration (including New Series A Common Stock or Cash or New Series B Common Stock) given in satisfaction of such indebtedness at the time of the exchange.

Pursuant to Section 108 of the Internal Revenue Code, a debtor is not required to include CODI in gross income if the debtor is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding.  Instead, as a consequence of such exclusion, a debtor must reduce its tax attributes by the amount of CODI that it excluded from gross income.  In general, tax attributes are reduced in the following order:  (a) NOLs; (b) general business credit carryovers; (c) minimum tax credit carryovers; (d) capital loss carryovers; (e) tax basis in assets (but not below the amount of liabilities to which the debtor remains subject); (f) passive activity loss and credit carryovers; and (g) foreign tax credits.

Because the Plan provides that Holders of certain Claims will receive New Series A Common Stock or and New Series B Common Stock in the Reorganized Debtor issued in connection with the Cash Election Entitlement, the amount of CODI, and accordingly the amount of tax attributes of the Debtor required to be reduced, will depend on the fair market value of the New Series A Common Stock or New Series B Common Stock.  The amount of such CODI is therefore uncertain.  It is expected, however, that the Debtor will recognize a substantial amount of CODI as a result of consummation of the Plan, and that this CODI will result in a reduction in their NOL carryforwards of the Reorganized Debtor.

2.	Limitation of NOL Carryforwards and Other Tax Attributes

Even after taking into account a reduction in its NOLs as a result of CODI, Holdco anticipates the Reorganized Debtor will have significant tax attributes (in particular, NOLs) at emergence.  The amount of such tax attributes that will be available to the Reorganized Debtor at emergence is based on a number of factors and is impossible to calculate at this time.  Some of the factors that will impact the amount of available tax attributes include:  (a) the amount of tax losses incurred by the Debtor in 2011; (b) the fair market value of the New Series A Common Stock or New Series B Common Stock; and (c) the amount of CODI that has not been included in gross income by the Debtor as a result of the above-described rules in connection with consummation of the Plan.

Under Section 382 of the Internal Revenue Code, if a corporation undergoes an “ownership change,” the amount of its Pre-Change Losses that may be utilized to offset future taxable income generally is subject to an annual limitation.  As discussed in greater detail herein, the Debtor anticipates that the issuance of the New Series A Common Stock and/or New Series B Common Stock pursuant to the Plan will result in an “ownership change” of the Reorganized

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Debtor for these purposes, and that the Debtor’s use of its Pre-Change Losses (which are anticipated to include substantial built-in losses) will be subject to limitation unless an exception to the general rules of Section 382 of the Internal Revenue Code applies.

a.	General Section 382 Annual Limitation

In general, the annual Section 382 Limitation on the use of Pre-Change Losses in any “post-change year” is equal to the product of (a) the fair market value of the stock of the corporation immediately before the “ownership change” (with certain adjustments) multiplied by (b) the “long-term tax-exempt rate” in effect for the month in which the “ownership change” occurs (approximately 4.3% for the month of July 2011).  The Section 382 Limitation may be increased to the extent that the Debtor recognizes certain built-in gains in its assets during the five-year period following the ownership change, or is treated as recognizing built-in gains pursuant to the safe harbors provided in IRS Notice 2003-65.  Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year.  As discussed below, however, special rules may apply in the case of a corporation which experiences an ownership change as the result of a bankruptcy proceeding.

The issuance under the Plan of the New Series A Common Stock and/or New Series B Common Stock, along with the cancellation of existing Debtor Equity Interests through the Plan, is expected to cause an ownership change with respect to the Debtor on the Effective Date.  As a result, unless an exception applies, Section 382 of the Internal Revenue Code will apply to limit the Debtor’s use of any remaining Pre-Change Losses after the Effective Date.  This limitation is independent of, and in addition to, the reduction of tax attributes described in the preceding section resulting from the exclusion of CODI.

b.	Special Bankruptcy Exceptions

The 382(1)(5) Exception to the foregoing annual limitation rules generally applies when so-called “qualified creditors” of a debtor company in chapter 11 receive, in respect of their Claims, at least 50% of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in chapter 11) pursuant to a confirmed chapter 11 plan.  Under the 382(l)(5) Exception, a debtor’s Pre-Change Losses are not limited on an  annual basis but, instead, the debtor’s NOLs are required to be reduced by the amount of any interest deductions claimed during any taxable year ending during the three-year period preceding the taxable year that includes the effective date of the plan of reorganization, and during the part of the taxable year prior to and including the effective date of the plan of reorganization, in respect of all debt converted into stock in the reorganization.  If the 382(l)(5) Exception applies but the debtor undergoes another ownership change within two years after consummation, then the debtor’s Pre-Change Losses effectively would be eliminated in their entirety.

Where the 382(l)(5) Exception is not applicable (either because the debtor does not qualify for it or the debtor otherwise elects not to utilize the 382(l)(5) Exception), a second special rule, the 382(1)(6) Exception, will generally apply.  When the 382(l)(6) Exception applies, a debtor corporation that undergoes an ownership change generally is permitted to determine the fair market value of its stock after taking into account the increase in value resulting from any surrender or cancellation of creditors’ Claims in the bankruptcy.  This differs

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from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an ownership change to be determined before the events giving rise to the change.  The 382(l)(6) Exception also differs from the 382(l)(5) Exception in that the debtor corporation is not required to reduce its NOLs by interest deductions in the manner described above, and the debtor may undergo a change of ownership within two years without triggering the elimination of its Pre-Change Losses.

Holdco believes it will be beneficial for it to qualify for, and utilize, the 382(1)(5) Exception.  However, as mentioned above, if the Debtor does utilize the 382(l)(5) Exception and another ownership change were to occur within the two-year period after consummation, then the Debtor’s Pre-Change Losses would effectively be eliminated.  In order to prevent such a subsequent ownership change, it is expected that the Reorganized Debtor’s certificate of incorporation will contain restrictions on transfers of the Reorganized Debtor’s stock that are intended to prevent such a change.

Whether the Reorganized Debtor will qualify for the 382(l)(5) Exception is uncertain. Qualification under Section 382(l)(5) is a complex determination that depends on a number of different facts and legal conclusions, many of which cannot be known at this time, including the identity of those persons who will own claims against the Debtor that will be exchanged for stock on the Effective Date. If the Reorganized Debtor does not qualify for the 382(l)(5) Exception, the Debtor expects that its use of its NOLs after the Effective Date will be subject to limitation based on the rules discussed above, but taking into account the 382(l)(6) Exception.  Regardless of whether the Reorganized Debtor takes advantage of the 382(l)(5) Exception or the 382(l)(6) Exception, the Reorganized Debtor’s use of its Pre-Change Losses after the Effective Date may be adversely affected if an “ownership change” within the meaning of Section 382 of the Internal Revenue Code were to occur after the Effective Date.

c.	Alternative Minimum Tax

In general, an AMT is imposed on a corporation’s AMTI at a 20% rate to the extent such tax exceeds the corporation’s regular federal income tax for the year.  AMTI is generally equal to regular taxable income with certain adjustments.  For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated.  For example, generally only 90% of a corporation’s AMTI may be offset by available alternative tax NOL carryforwards.  The effect of this rule could cause the Reorganized Debtor to owe a modest amount of federal income tax on taxable income in future years even though NOL carryforwards may be available to offset that taxable income.

B.	Certain United States Federal Income Tax Consequences to the Holders of Allowed Claims

1.	Consequences to Holders of Class 3 FDIC Priority Claims

Pursuant to the Plan, and in full satisfaction of its Claim, a Holder of an Allowed Class 3 Claim will receive Cash.  A Holder of an Allowed Class 3 Claim who receives Cash in exchange for its Allowed Claim generally should recognize income, gain or loss for federal income tax purposes in an amount equal to the difference between (a) the amount of Cash received in

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exchange for its Claim not allocable to accrued but unpaid interest and (b) the Holder’s adjusted tax basis in its Claim.  The character of such gain or loss as capital gain (subject to the “market discount” rules described below) or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, the nature of the Claim in such Holder’s hands, the extent that a portion of the Cash received in exchange for the Claim is allocable to accrued but unpaid interest (see “Accrued Interest” below), whether the Claim constitutes a capital asset in the hands of the Holder, whether the Claim was purchased at a discount and whether and to what extent the Holder has previously claimed a bad debt deduction with respect to its Claim.

2.	Consequences to Holders of Class 4 TOPrS Unsecured Claims

Pursuant to the Plan, and in full satisfaction of its Claim, a Holder of an Allowed Class 4 Claim will receive New Series A Common Stock or, where the Holder elects the Cash Election Entitlement, a Pro Rata Distribution of Residual Net Free Cash, which may be evidenced in part (at the Debtor’s option) by New Series B Common Stock.

While not free from doubt, where a Holder elects the Cash Election Entitlement, and the Debtor does not issue New Series B Common Stock to evidence such right, the Holder should recognize capital gain or loss on the exchange, except to the extent that a portion of the Cash received is treated as interest that accrued between the Effective Date and the distribution dates (see “Accrued Interest” below). Any such capital gain or loss would equal the difference between (a) the amount of Cash received (other than Cash treated as interest) and (b) the Holder’s tax basis in the surrendered Allowed Class 4 Claim. Such gain or loss should be long-term capital gain (subject to the “market discount” rules described below) or loss if the Holder had a holding period in the Class 4 Claim of more than one year.

Additionally, certain Holders so electing may be eligible to use the installment method to defer recognition of any gain until the distribution dates. It is also plausible that a Holder not eligible for the installment method could defer recognition of any gain or loss by treating the transaction as an “open” transaction for United States federal income tax purposes. The United States federal income tax consequences of an open transaction are uncertain and highly complex. A Holder electing the Cash Election Entitlement should consult with its tax advisor to determine if it is eligible to use the installment method and/or whether open transaction treatment might be appropriate.

The discussion that follows describes the tax treatment that applies where a Holder either (a) receives New Series A Common Stock or (b) elects the Cash Election Entitlement and the Debtor issues New Series B Common Stock to evidence such right, as understood by Holdco.

Whether a Holder of an Allowed Class 4 Claim recognizes gain or loss as a result of the exchange of its Claim for New Series A Common Stock or New Series B Common Stock issued in connection with the Cash Election Entitlement depends on whether (a) the exchange qualifies as a tax-free recapitalization, which in turn depends on whether the TOPrS Debentures constituting the Allowed Class 4 Claim surrendered are treated as a “security” for the reorganization provisions of the Internal Revenue Code; (b) such Holder previously included in income any accrued but unpaid interest with respect to the Allowed Class 4 Claim; (c) such

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Holder has claimed a bad debt deduction with respect to such Allowed Class 4 Claim; and (d) such Holder uses the accrual or cash method of accounting for tax purposes.

Whether a debt instrument constitutes a “security” for United States federal income tax purposes is determined based on all the relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for United States federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent and whether such payments are made on a current basis or accrued. The Debtor anticipates taking the position that the TOPrS Debentures underlying the Allowed Class 4 Claims will be treated as “securities” for United States federal income tax purposes.

If the TOPrS Debentures constituting a Holder’s surrendered Allowed Class 4 Claim are treated as “securities” for United States federal income tax purposes, the exchange of such Holder’s Allowed Class 4 Claim for New Series A Common Stock or New Series B Common Stock issued in connection with the Cash Election Entitlement should be treated as a recapitalization, and therefore a reorganization, under the Internal Revenue Code.  In general, this means such a Holder will recognize gain, but not loss, on the exchange. Specifically, such a Holder will recognize (a) capital gain, subject to the “market discount” rules discussed below, to the extent of the lesser of (i) the amount of gain realized from the exchange or (ii) the fair market value of the New Series A Common Stock or other series or class of Common Stock in the Reorganized Debtor issued in connection with the Cash Election Entitlement received, and (b) ordinary interest income to the extent that the New Series A Common Stock or New Series B Common Stock issued in connection with the Cash Election Entitlement are treated as received in satisfaction of accrued but untaxed interest on the TOPrS Debentures underlying the Allowed Class 4 Claim (see discussion of “Accrued Interest” below).  In such case, such a Holder’s tax basis in the New Series A Common Stock or New Series B Common Stock issued in connection with the Cash Election Entitlement received should be equal to the tax basis of the TOPrS Debentures constituting the Allowed Class 4 Claim surrendered therefor (increased by the amount of any gain recognized and decreased by the fair market value of the New Series A Common Stock or the Cash Election Entitlement received), and such a Holder’s holding period for its New Series A Common Stock or New Series B Common Stock issued in connection with the Cash Election Entitlement received should include the holding period for the TOPrS Debentures constituting the surrendered Allowed Class 4 Claim; provided that the tax basis of any portion of New Series A Common Stock or New Series B Common Stock issued in connection with the Cash Election Entitlement that is treated as received in satisfaction of accrued but untaxed interest should equal the amount of such accrued but untaxed interest, and the holding period for any such portion of the New Series A Common Stock or New Series B Common Stock issued in connection with the Cash Election Entitlement should not include the holding period of the TOPrS Debentures constituting the surrendered Allowed Class 4 Claim.

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If the TOPrS Debentures constituting a Holder’s surrendered Allowed Class 4 Claim is not treated as “securities” for U. S. federal income tax purposes, such a Holder should be treated as exchanging its Allowed Class 4 Claim for New Series A Common Stock or other series or class of Common Stock in the Reorganized Debtor issued in connection with the Cash Election Entitlement in a fully taxable exchange. A Holder of an Allowed Class 4 Claim who is subject to this treatment should recognize gain or loss equal to the difference between (i) the Holder’s tax basis in the Allowed Class 4 Claim surrendered by the Holder in such exchange, and (ii) the fair market value of the New Series A Common Stock or other series or class of Common Stock in the Reorganized Debtor issued in connection with the Cash Election Entitlement received. Such gain or loss should be capital gain, subject to the “market discount” rules discussed below, and should be long term capital gain or loss if the TOPrS Debentures constituting the surrendered Allowed Class 4 Claim were held for more than one year by the Holder. To the extent that a portion of the New Series A Common Stock or other series or class of Common Stock in the Reorganized Debtor issued in connection with the Cash Election Entitlement received is allocable to accrued but untaxed interest, such a Holder may recognize ordinary interest income (see discussion of “Accrued Interest” below). Such a Holder’s tax basis in the New Series A Common Stock or other series or class of Common Stock in the Reorganized Debtor issued in connection with the Cash Election Entitlement received should equal its fair market value.  Such a Holder’s holding period for the New Series A Common Stock or other series or class of Common Stock in the Reorganized Debtor issued in connection with the Cash Election Entitlement received on the Effective Date should begin on the day following the Effective Date.

3.	Consequences to Holders of Class 5 FDIC Non-Priority Claims and Class 6 Other Unsecured Claims

Pursuant to the Plan, and in full satisfaction of its Claim, a Holder of an Allowed Class 5 or 6 Claim will receive New Series A Common Stock or, where the Holder elects the Cash Election Entitlement, a Pro Rata Distribution of Residual Net Free Cash, which may be evidenced in part (at the Debtor’s option) by other Common Stock in the Reorganized Debtor.

While not free from doubt, where a Holder elects the Cash Election Entitlement, and the Debtor does not issue other Common Stock in the Reorganized Debtor to evidence such right, the Holder should recognize capital gain or loss on the exchange, except to the extent that a portion of the Cash received is treated as interest that accrued between the Effective Date and the distribution dates (see “Accrued Interest” below). Any such capital gain or loss would equal the difference between (a) the amount of Cash received (other than Cash treated as interest) and (b) the Holder’s tax basis in the surrendered Allowed Class 5 or 6 Claim. Such gain or loss should be long-term capital gain (subject to the “market discount” rules described below) or loss if the Holder had a holding period in the Class 5 or 6 Claim of more than one year.

Additionally, certain Holders so electing may be eligible to use the installment method to defer recognition of any gain until the distribution dates. It is also plausible that a Holder not eligible for the installment method could defer recognition of any gain or loss by treating the transaction as an “open” transaction for United States federal income tax purposes. The United States federal income tax consequences of an open transaction are uncertain and highly complex. A Holder electing the Cash Election Entitlement should consult with its tax advisor to determine

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if it is eligible to use the installment method and/or whether open transaction treatment might be appropriate.

The discussion that follows describes the tax treatment that applies where a Holder either (a) receives New Series A Common stock or (b) elects the Cash Election Entitlement and the Debtor issues New Series B Common Stock to evidence such right as understood by Holdco.

Whether a Holder of an Allowed Class 5 or 6 Claim recognizes gain or loss as a result of the exchange of its Claim for New Series A Common Stock or New Series B Common Stock issued in connection with the Cash Election Entitlement depends on whether (a) the exchange qualifies as a tax-free recapitalization, which in turn depends on whether the debt instrument(s) constituting the Allowed Class 5 or 6 Claim surrendered is treated as a “security” for the reorganization provisions of the Internal Revenue Code; (b) such Holder previously included in income any accrued but unpaid interest with respect to the Allowed Class 5 or 6 Claim; (c) such Holder has claimed a bad debt deduction with respect to such Allowed Class 5 or 6 Claim; and (d) such Holder uses the accrual or cash method of accounting for tax purposes.

Whether a debt instrument constitutes a “security” for United States federal income tax purposes is determined based on all the relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for United States federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent and whether such payments are made on a current basis or accrued. Holdco anticipates the Debtors taking the position that the debt instruments underlying the Class 5 and 6 Claims will not be treated as “securities.”

If the debt instrument(s) constituting a Holder’s surrendered Allowed Class 5 or 6 Claim is not treated as a “security” for U. S. federal income tax purposes, such a Holder should be treated as exchanging its Allowed Class 5 or 6 Claim for New Series A Common Stock or New Series B Common Stock issued in connection with the Cash Election Entitlement in a fully taxable exchange. A Holder of an Allowed Class 5 or 6 Claim who is subject to this treatment should recognize gain or loss equal to the difference between (i) the Holder’s tax basis in the Allowed Class 5 or 6 Claim surrendered by the Holder in such exchange, and (ii) the fair market value of the New Series A Common Stock or New Series B Common Stock issued in connection with the Cash Election Entitlement received. Such gain or loss should be capital gain, subject to the “market discount” rules discussed below, and should be long term capital gain or loss if the debt instrument(s) constituting the surrendered Allowed Class 5 or 6 Claim was held for more than one year by the Holder. To the extent that a portion of the New Series A Common Stock or New Series B Common Stock issued in connection with the Cash Election Entitlement received is allocable to accrued but untaxed interest, such a Holder may recognize ordinary interest income (see discussion of “Accrued Interest” below). Such a Holder’s tax basis in the New Series A Common Stock or New Series B Common Stock issued in connection with the Cash

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Election Entitlement received should equal its fair market value. Such a Holder’s holding period for the New Series A Common Stock or New Series B Common Stock issued in connection with the Cash Election Entitlement received on the Effective Date should begin on the day following the Effective Date.

4.	Accrued Interest

To the extent that any amount received by a Holder of a surrendered Allowed Claim under the Plan is attributable to accrued but unpaid interest and such amount has not previously been included in the Holder’s gross income, such amount should be taxable to the Holder as ordinary interest income.  Conversely, a Holder of a surrendered Allowed Claim may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for worthless debts) to the extent that any accrued interest on the debt instrument(s) constituting such Claim was previously included in the Holder’s gross income but was not paid in full by the Debtor.  Such loss may be ordinary, but the tax law is unclear on this point.

The extent to which the consideration received by a Holder of a surrendered Allowed Claim will be attributable to accrued interest on the debt instrument(s) constituting the surrendered Allowed Claim is unclear.  Certain Treasury Regulations generally treat a payment under a debt instrument first as a payment of accrued and untaxed interest and then as a payment of principal.  Application of this rule to a final payment on a debt instrument being discharged at a discount in bankruptcy is unclear.  Pursuant to the Plan, distributions in respect of Allowed Claims will be allocated first to the principal amount of such claims (as determined for United States federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.  However, the provisions of the Plan are not binding on the IRS nor a court with respect to the appropriate tax treatment for creditors.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE ALLOCATION OF CONSIDERATION RECEIVED IN SATISFACTION OF THEIR CLAIMS AND THE FEDERAL INCOME TAX TREATMENT OF ACCRUED BUT UNPAID INTEREST.

5.	Market Discount

Under the “market discount” provisions of sections 1276 through 1278 of the Internal Revenue Code, some or all of the gain realized by a Holder who exchanges the debt instrument(s) constituting its Allowed Claim for other property on the Effective Date may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on the debt instrument(s) constituting the surrendered Allowed Claim.

In general, a debt instrument is considered to have been acquired with “market discount” if its Holder’s adjusted tax basis in the debt instrument is less than (a) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or (b) in the case of a debt instrument issued with “original issue discount,” its adjusted issue price, by at least a de minimis amount (equal to 0.25% of the sum of all remaining  payments to be made on the

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debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

Any gain recognized by a Holder on the exchange of the debt instrument(s) constituting its Allowed Claim that had been acquired with “market discount” should be treated as ordinary income to the extent of the “market discount” that accrued thereon while such debts were considered to be held by the Holder (unless the Holder elected to include “market discount” in income as it accrued).

6.	Consequences to Holders of New Series A Common Stock or Other Series or New Series B Common

a.	Dividends on New Series A Common Stock or New Series B Common Stock

Any distributions made on account of the New Series A Common Stock or New Series B Common Stock issued in connection with the Cash Election Entitlement will constitute dividends for United States federal income tax purposes to the extent of the current or accumulated earnings and profits of Reorganized Debtor as determined under United States federal income tax principles. To the extent that a Holder receives distributions that would otherwise constitute dividends for United States federal income tax purposes but that exceed such current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the Holder’s basis in its shares. Any such distributions in excess of the Holder’s basis in its shares (determined on a share-by-share basis) generally will be treated as capital gain.  Subject to certain exceptions, dividends received by noncorporate Holders prior to 2013 will be taxed under current law at a maximum rate of 15%, provided that certain holding period requirements and other requirements are met.

Dividends paid to Holders that are corporations generally will be eligible for the dividends-received deduction so long as there are sufficient earnings and profits. However, the dividends-received deduction is only available if certain holding period requirements are satisfied. The length of time that a shareholder has held its stock is reduced for any period during which the shareholder’s risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales or similar transactions. In addition, to the extent that a corporation incurs indebtedness that is directly attributable to an investment in the stock on which the dividend is paid, all or a portion of the dividends received deduction may be disallowed.

b.	Sale, Redemption or Repurchase of New Series A Common Stock or New Series B Common Stock

Unless a non-recognition provision applies, subject to the “market discount” rules discussed above, Holders generally will recognize capital gain or loss upon the sale, redemption or other taxable disposition of New Series A Common Stock or New Series B Common Stock issued in connection with the Cash Election Entitlement.

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c.           Medicare Tax Certain Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, gains from the sale or other disposition of capital assets for taxable years beginning after December 31, 2012. Holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this tax provision on their ownership and disposition of New Series A Common Stock or New Series B Common Stock issued in connection with the Cash Election Entitlement.

7.	Information Reporting and Backup Withholding

The Debtor and Reorganized Debtor, as applicable, will withhold all amounts required by law to be withheld from payments of interest and dividends.  The Debtor will comply with all applicable reporting requirements of the Internal Revenue Code.  In general, information reporting requirements may apply to distributions or payments under the Plan.  Additionally, under the backup withholding rules, a Holder of a Claim may be subject to backup withholding (currently at a rate of 28%) with respect to distributions or payments made pursuant to the Plan unless that Holder complies with the applicable requirements of the backup withholding rules and:  (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact; or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding because of a failure to report all dividend and interest income.  Backup withholding is not an additional tax but is, instead, an advance payment that may be refunded to the extent it results in an overpayment of tax; provided, however, that the required information is provided to the IRS.

In addition, from an information reporting perspective, the Treasury Regulations generally require disclosure by a taxpayer on its United States federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holders’ tax returns.

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX.  THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF A CLAIM OR EQUITY INTEREST IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION.  ALL HOLDERS OF EQUITY INTERESTS IN OR CLAIMS AGAINST THE DEBTOR SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION CONTEMPLATED BY THE RESTRUCTURING, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, ESTATE, GIFT, FOREIGN OR OTHER TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

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X.  Voting Procedures

On [_____], 2011, the Bankruptcy Court entered the Disclosure Statement Order approving the adequacy of this Disclosure Statement and approving procedures for the solicitation of votes to accept or reject the Plan.  In addition to approving the Solicitation Procedures, the Disclosure Statement Order established certain dates and deadlines, including the date for the Confirmation Hearing, the deadline for parties to object to confirmation, the Voting Record Date, and the Voting Deadline.  The Disclosure Statement Order also approved the forms of Ballots, the letter from the Debtor to the Holders of Claims in Voting Classes and certain confirmation-related notices.  The Disclosure Statement Order and the Solicitation Procedures should be read in conjunction with this Article X.

A.	Confirmation Generally

The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the requirements of chapter 11 of the Bankruptcy Code.  One of these requirements is that the Bankruptcy Court find, among other things, that the Plan has been accepted by the requisite votes of all Classes of Impaired Claims unless approval will be sought under section 1129(b) of the Bankruptcy Code despite the non-acceptance by one or more such Classes.  The process by which the Debtor solicits votes to accept or reject the Plan will be governed by the Disclosure Statement Order and the Solicitation Procedures.

The following is a brief and general summary of the Solicitation Procedures.  Holders of Claims and Equity Interests are encouraged to review the Disclosure Statement Order, the Solicitation Procedures, the relevant provisions of the Bankruptcy Code, and to consult their own advisors.  To the extent of any inconsistency between the summary below and (i) the Disclosure Statement Order or (ii) the Solicitation Procedures, the Disclosure Statement Order and the Solicitation Procedures shall govern.

B.	Who Can Vote

In general, a holder of a claim or equity interest may vote to accept or to reject a plan if (i) no party in interest has objected to such claim or interest and (ii) the claim or equity interest is impaired by the plan but the plan does not make distributions on account of such claim or interest.  If the holder of an impaired claim or interest will not receive any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan in respect of such claim or interest.  If a claim or an interest is not impaired, the Bankruptcy Code deems that the holder of such claim or interest has accepted the plan and the plan proponent need not solicit such holder’s vote.

Pursuant to section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan unless the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or, notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy), reinstates the maturity of such claim or interest as it existed before the default, compensates the holder of such claim or interest for any damages incurred as a result of reasonable reliance on the holder’s

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legal right to an accelerated payment, and does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder thereof.

A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.  The Solicitation Procedures also set forth assumptions and procedures for tabulating Ballots.

C.	Classes Impaired Under the Plan

(i)
Unimpaired Classes of Claims. Classes 1, 2, 3 and 7 are Unimpaired under the Plan and are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Thus, Holders in such Classes will not be solicited to vote to accept or to reject the Plan.  Rather, acceptances or rejections of the Plan are being solicited only from those who hold Claims in an Impaired Class whose members will receive a distribution under the Plan.  Pursuant to the Solicitation Procedures, these parties will receive a notice, substantially in the form attached as an exhibit to the Disclosure Statement Order, notifying them of their non-voting status.

(ii)	Voting Impaired Classes of Claims. Classes 4, 5 and 6 are Impaired under the Plan and are entitled to vote to accept or reject the Plan.
(iii)
Non-Voting Impaired Classes of Claims and Equity Interests.  Class 8 is wholly Impaired under the Plan and is conclusively presumed to have rejected the Plan under section 1126(g) of the Bankruptcy Code.  Thus, Holders in such Class will not be solicited to vote to accept or to reject the Plan.  Rather, acceptances or rejections of the Plan are being solicited only from those who hold Claims in an Impaired Class whose members will receive a distribution under the Plan.  Pursuant to the Solicitation Procedures, these parties will receive a notice, substantially in the form attached as an exhibit to the Disclosure Statement Order, notifying them of their non-voting status.

D.	Temporary Allowance of Disputed Claims for Voting Purposes

The Solicitation Procedures generally provide that Holders of Disputed Claims will not be entitled to vote unless a Resolution Event occurs; provided, however, that if the Claim is objected to on a reduce-and-allow basis, such Holder shall receive a Ballot and be entitled to vote such Claim in the reduced amount contained in such objection.  No later than two (2) Business Days after a Resolution Event, the Solicitation Agent shall distribute a Ballot and a pre-addressed, postage pre-paid envelope to the relevant Holder of such a Disputed Claim, which must be returned to the Solicitation Agent by no later than the Voting Deadline.

If the Holder of a Claim receives a Solicitation Package, but the Debtor objects to such Claim after the Voting Record Date, the Debtor’s notice of objection will inform such Holder of

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the rules applicable to Disputed Claims, and the procedures for temporary allowance for voting purposes.

Each Holder of a Disputed Claim will receive a notice notifying such Holder of the Solicitation Procedures applicable to Disputed Claims.

E.	Voting

The Solicitation Agent will facilitate the solicitation process.  The Solicitation Agent will answer questions regarding the procedures and requirements for voting to accept or reject the Plan and for objecting to the Plan, provide additional copies of all materials, and oversee the voting tabulation.  The Solicitation Agent will also process and tabulate Ballots for each Class entitled to vote to accept or reject the Plan.

BALLOTS CAST BY HOLDERS OF CLAIMS IN CLASSES ENTITLED TO VOTE MUST BE RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE, WHETHER BY FIRST CLASS MAIL, OVERNIGHT COURIER, OR PERSONAL DELIVERY.  THE ADDRESS FOR BALLOTS RETURNABLE TO THE SOLICITATION AGENT, OTHER THAN BALLOTS SENT VIA OVERNIGHT MAIL OR BY HAND DELIVERY, IS:  IMPERIAL CAPITAL BANCORP BALLOT PROCESSING, c/o EPIQ BANKRUPTCY SOLUTIONS, LLC, 757 THIRD AVENUE, 3RD FLOOR, NEW YORK, NY 10017.

FOR ANSWERS TO ANY QUESTIONS REGARDING SOLICITATION PROCEDURES, PARTIES MAY CALL THE SOLICITATION AGENT AT (646) 282-2400.

To obtain an additional copy of the Plan, this Disclosure Statement, the Plan Supplement, or other Solicitation Package materials (except Ballots), please refer to the docket for this case, available at the Court’s website, http://www.casb.uscourts.gov/ or request a copy from the Solicitation Agent (including Ballots), either by calling (646) 282-2400 or by writing to Imperial Capital Bancorp Ballot Processing, c/o Epiq Bankruptcy Solutions, LLC, 757 Third Avenue, 3rd Floor, New York, NY 10017.

XI.  Plan Supplement

The Plan Supplement will be filed with the Bankruptcy Court no later than ten Business Days prior to the Plan objection deadline.  The Plan Proponents reserves the right to modify and supplement the Plan Supplement through and including the Effective Date.

XII.  Conclusion And Recommendation

The Plan Proponents believes that the Plan is in the best interests of all Holders of Claims.  Holdco urges all Holders of Claims entitled to vote to accept the Plan and to evidence such acceptance by returning their Ballots, as applicable, so they will be received by the Debtor’s Solicitation Agent by the Voting Deadline.

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Dated:  October 27, 2011

Holdco Advisors L.P.

By:	/s/
Vik Ghei
Partner

Imperial Capital Bancorp, Inc.

By:	/s/ Anthony Rusnak
Anthony Rusnak
Chief Operating Officer, Secretary,
and General Counsel

Submitted by:

/s/ Jeffrey D. Sternklar
JEFFREY D. STERNKLAR
JOHN P. COLLEY
DUANE MORRIS LLP
Counsel for Holdco Advisors, L.P.

/s/ Eve H. Karasik
GARY E. KLAUSNER
EVE H. KARASIK
GREGORY K. JONES, Members of
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
Reorganization Counsel for Debtor and Debtor in Possession
Stutman, Treister & Glatt PC

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EXHIBIT A

The Plan

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EXHIBIT B

Risk Factors

[To Be Inserted Later]

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